UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Coeur d’Alene Mines Corporation

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COEUR D’ALENE MINES CORPORATION
505 Front Avenue
Post Office Box I
Coeur d’Alene Idaho 83816

Dear Shareholder:

In 2009, your Company took a number of steps to deliver robust production growth and substantial, sustainable cash flows from two new silver mines that rank among the world’s largest.

At this year’s Annual Meeting of Shareholders, the Board of Directors recommends you vote YES on the following proposals that will continue positioning your Company for the future:

•	Elect our Board of Directors;

•	Adopt an amendment and restatement of the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan;

•	Ratify the appointment of KPMG as our independent registered public accounting firm; and

•	Transact such other business that properly comes before the Annual Meeting.

We hope you will attend this year’s Annual Meeting of Shareholders, to be held at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho at 9:30 a.m., local time, on May 11, 2010.

Only shareholders of record at the close of business on March 22, 2010 are entitled to notice of, and to vote at, the Annual Meeting.

Respectfully,

/s/  Dennis E. Wheeler

DENNIS E. WHEELER,
Chairman of the Board, President
and Chief Executive Officer

Coeur d’Alene, Idaho
March 30, 2010

COEUR D’ALENE MINES CORPORATION
505 Front Avenue
Post Office Box I
Coeur d’Alene Idaho 83816

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Notice is hereby given that our Annual Meeting of Shareholders will be held at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho, on Tuesday, May 11, 2010, at 9:30 A.M., local time, for the following purposes:

1. Elect nine directors to serve for the ensuing year and until their respective successors are duly elected and qualified;

2. Adopt an amendment and restatement of the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan;

3. Ratify the appointment of KPMG as our independent registered public accounting firm; and

4. Transact such other business as properly may come before the Annual Meeting.

Nominees for directors to be elected at the Annual Meeting are set forth in the enclosed Proxy Statement.

Only shareholders of record at the close of business on March 22, 2010, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2010. OUR PROXY STATEMENT IS ATTACHED. FINANCIAL AND OTHER INFORMATION CONCERNING COEUR IS CONTAINED IN OUR 2009 ANNUAL REPORT TO SHAREHOLDERS. YOU MAY ACCESS THIS PROXY STATEMENT AND OUR 2009 ANNUAL REPORT TO SHAREHOLDERS AT http://bnymellon.mobular.net/bnymellon/cde

Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Registered holders may vote:

1. By Internet: go to http://www.proxyvoting.com/cde

2. By toll-free telephone: call 1-866-540-5760; or

3. By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial Shareholders.  If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

By order of the Board of Directors,

/s/  Dennis E. Wheeler

DENNIS E. WHEELER
Chairman of the Board, President and
Chief Executive Officer

Coeur d’Alene, Idaho
March 30, 2010

COEUR D’ALENE MINES CORPORATION

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

MAY 11, 2010

General

This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies of shareholders for shares to be voted at the Annual Meeting of Shareholders to be held at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho, on Tuesday, May 11, 2010, at 9:30 A.M., and any and all adjournments or postponements thereof.

Any shareholder executing a proxy has the right to revoke it at any time prior to its exercise by giving notice to our Secretary.

This proxy statement and the accompanying proxy are first being made available to our shareholders on or about March 30, 2010.

Pursuant to applicable Idaho law, there are no dissenters’ or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to be Held on May 11, 2010: The Company’s Proxy Statement and Annual Report to Shareholders are available at http://bnymellon.mobular.net/bnymellon/cde.

VOTING SECURITIES

All shareholders of record as of the close of business on March 22, 2010 are entitled to vote at the Annual Meeting and any adjournment or postponement thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date. As of the close of business on March 22, 2010, a total of 82,711,823 shares of our common stock were outstanding.

Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote:

•	FOR the election of the nine nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election);

•	FOR the adoption of the amendment and restatement of the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan;

•	FOR the ratification of KPMG as our independent registered public accounting firm; and

•	in their discretion with respect to such other business as properly may come before the Annual Meeting.

If you received a paper copy of the proxy materials by mail and wish to vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions set forth on the Notice of Annual Meeting of Shareholders included with this proxy statement or the Notice of Internet Availability of Proxy Materials mailed to our shareholders on or about March 30, 2010. Your shares will be voted according to your directions. If you sign and return but do not mark any selections on your proxy card, your shares will be voted as recommended by the Board of Directors.

Approval of each of the proposals requires the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy, and, with regard to Proposal No. 2, that shareholders holding a majority of the shares outstanding on the record date cast votes.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by us for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

If you hold your shares in street name in a brokerage account, it is critical that you cast your vote if you want it to count in the election of directors (Proposal No. 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation take away the ability of your broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, no votes will be cast on your behalf. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 3 of this proxy statement). As in the past, they will not have discretion to vote uninstructed shares on the adoption of the amendment and restatement of the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan (Proposal No. 2 of this proxy statement).

If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Meeting.

We will bear the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees in person or by telephone or telegram and acting without special compensation. We have retained Morrow & Co. LLC, Stamford, Connecticut, to assist in the solicitation of proxies. Morrow & Co. LLC’s charge will be $7,500 plus out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director and Nominee Experience and Qualifications

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of viewpoints necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating and Corporate Governance Committee reviews and makes recommendations regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. The Nominating and Corporate Governance Committee is responsible for developing and recommending Board membership criteria to the Board for approval. The Nominating and Corporate Governance Committee assesses the effectiveness of its criteria when evaluating new director candidates and when assessing the composition of the Board. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time.

As set forth in our Corporate Governance Guidelines, the membership criteria includes issues of ethics, integrity and values, sound business judgment, professional experience, industry knowledge, and diversity of viewpoints all in the context of an assessment of the perceived needs of the Board at that point in time. The Board, as a whole, should possess a variety of skills, occupational and personal backgrounds, experiences and perspectives necessary to oversee the Company’s business. In addition, Board members generally should have relevant technical skills or financial acumen that demonstrate an understanding of the financial and operational aspects of a large, complex organization like the Company, including the associated risks. In identifying director candidates from time to time, the Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board.

In evaluating director candidates, and considering incumbent directors for renomination, the Board and the Nominating and Corporate Governance Committee has not formulated any specific minimum qualifications, but rather will consider a variety of factors. These include each nominee’s independence, financial acumen, personal accomplishments, career specialization, and experience in light of the needs of the Company. For incumbent directors, the factors include past performance on the Board. Among other things, the Board has determined that it is important to have individuals with the following skills and experiences on the Board:

•	Leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

•	Knowledge of our industry, particularly mining of silver and gold, which is relevant to understanding the Company’s business and strategy.

•	Operations experience, as it gives directors a practical understanding of developing, implementing and assessing the Company’s business strategy and operating plan.

•	Legal experience, which is relevant to assisting with the Board’s responsibilities to oversee the Company’s legal and compliance matters.

•	Risk management experience, which is relevant to the Board’s oversight of the risks facing the Company.

•	Financial/accounting experience, and particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating the Company’s capital structure and financial statements.

•	Government/regulatory experience, which is relevant to the Company as it operates in a heavily regulated industry that is directly affected by governmental actions.

•	Strategic planning experience, which is relevant to the Board’s review of the Company’s strategies and monitoring their implementation and results.

•	Talent management experience, which is valuable in helping the Company attract, motivate and retain top candidates for positions at the Company.

•	International experience, which is particularly important given our global presence, particularly in Latin America.

•	Public company board service, as directors who have experience serving on other public company boards generally are well prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management.

Nine directors are to be elected at the Annual Meeting, each to serve for one year and until his successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below. We do not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy may vote for a substitute, or substitutes, in their discretion.

		Director
Nominee	Age	Since

Dennis E. Wheeler
Currently, Chairman of the Board, President and Chief Executive Officer of Coeur d’Alene Mines Corporation. Chairman of the Board since May 1992; President from December 1980 to September 2002 and January 2005 to present; Chief Executive Officer since December 1986; Director since 1978. Member of the Board of Directors, as well as a member of the Executive Committee, of National Mining Association and The Silver Institute. Mr. Wheeler is additionally a member of the Board of Directors of World Gold Council. As the Company’s Chairman of the Board, President and Chief Executive Officer, Mr. Wheeler brings to the Board leadership, industry, risk management, talent management and operations and strategic planning experience, as well as in-depth knowledge of the Company.	67	1978
James J. Curran Chairman of the Board and Chief Executive Officer of First Interstate Bank, Northwest Region (Alaska, Idaho, Montana, Oregon and Washington) from October 1991 to April 1996; Chairman, President and Chief Executive Officer of First Interstate Bank of Idaho, N.A. from July 1984 to March 1990. As the former Chairman of the Board and Chief Executive Officer of First Interstate Bank, Mr. Curran brings to the Board leadership, financial and accounting, risk management, talent management and strategic planning experience.	70	1989
John H. Robinson
Chairman of Hamilton Ventures LLC (consulting and investment) since founding the firm in 2006; Chairman of EPCglobal Ltd. (professional engineering staffing) and Executive Director of MetiLinx Ltd. (software) from 2003 to 2004; Executive Director of Amey plc (business process outsourcing and construction) from 2000 to 2002; Vice Chairman and Managing Partner of Black & Veatch Inc. (engineering and construction) from 1989 to 2000; Member of the Board of Directors of Alliance Resource Management GP, LLC (coal mining); Olsson Associates; Federal Home Loan Bank of Des Moines; and COMARK Building Systems Inc (modular building systems). As a current or former chairman and executive director of various companies, Mr. Robinson possesses leadership, talent management, strategic planning and operations experience. Mr. Robinson also brings to the Board public company board experience.	59	1998
Robert E. Mellor
Chairman, Chief Executive Officer and President of Building Materials Holding Corporation (distribution, manufacturing and sales of building materials and component products) from 1997 to 2009, director from 1991 to 2009; member of the Board of Directors of The Ryland Group (national residential home builder) since 1999 and member of the Board of Directors of Monro Muffler/Brake, Inc. (auto service provider) from 2002 to 2007. As the former Chairman of the Board and Chief Executive Officer of Building Materials Holding Corporation, Mr. Mellor brings to the Board leadership, risk management, talent management, operations and strategic planning experience. Building Materials Holding Corporation filed a voluntary petition under the federal bankruptcy code in 2009. Mr. Mellor also brings to the Board public company board experience through his service on the boards of The Ryland Group and Monro Muffler/Brake, Inc.	66	1998
Timothy R. Winterer
President, Chief Operating Officer and Director of Western Oil Sands from January 2000 to December 2001; President and Chief Executive Officer of BHP World Minerals Corporation (international resources company) from 1997 to 1998; Senior Vice President and Group General Manager, BHP World Minerals from 1992 to 1996; Senior Vice President, Operations International Minerals, BHP Minerals from 1985 to 1992; Executive Vice President, Utah Development Company from 1981 to 1985. Mr. Winterer brings to the Board leadership, international, operations, government/regulatory and industry experience through his various executive roles in the oil and mineral businesses.	73	1998

		Director
Nominee	Age	Since

J. Kenneth Thompson
President and CEO of Pacific Star Energy LLC (private energy investment firm in Alaska) from September 2000 to present; Managing Director of Alaska Venture Capital Group LLC (private oil and gas exploration company) from December 2004 to present; Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000; President and CEO of ARCO Alaska, Inc., the parent Company’s oil and gas producing division based in Anchorage from June 1994 to January 1998; Member of the Board of Directors of Horizon Air and Alaska Air Group, Inc., the parent corporation of Alaska Airlines and Horizon Air and is also a member of the Board of Directors of Tetra Tech, Inc. (engineering consulting firm). Through Mr. Thompson’s various executive positions, including in the role of CEO, he brings to the Board leadership, risk management, talent management, operations, strategic planning and industry experience. Mr. Thompson also has government and regulatory experience through his work in other highly regulated industries such as the oil and gas, energy and airline industries and possesses public company board experience.	58	2002
Andrew Lundquist
Managing Partner of BlueWater Strategies LLC (business and government relations consulting and project management firm) since he founded the firm in 2002; Director of Pioneer Natural Resources Company (oil and gas company); previously served as a Director of Evergreen Resources (natural gas exploration and production company) from 2002 to 2004; Director of the National Energy Policy Development Group and senior energy advisor to the President and Vice-President of the United States from 2001 to 2002; Majority Staff Director of the Senate Committee on Energy and Natural Resources from 1998 to 2001; Chief of Staff for Senator Frank Murkowski from 1996 to 1998; and counsel for the Senate Energy Committee from 1995 to 1996. Mr. Lundquist brings to the Board government/regulatory, leadership, talent management, and strategic planning experience through his work as Managing Partner of BlueWater Strategies and other executive positions in the oil and gas exploration industry, as well as through his work as the Director of the National Energy Policy Development Group and with the Senate Committee on Energy and Natural Resources.	49	2005
Sebastian Edwards
Henry Ford II Professor of International Business Economics at the Anderson Graduate School of Management at the University of California, Los Angeles (UCLA) from 1996 to present; Chairman of the Inter American Seminar on Economics from 1987 to present; member of the Scientific Advisory Council of the Kiel Institute of World Economics in Germany from 2002 to present; research associate at the National Bureau of Economic Research from 1981 to present; previously served as President of the Latin American and Caribbean Economic Association from 2001 to 2003 and as Chief Economist for the World Bank Group for the Latin America and Caribbean Region from 1993 to 1996; taught at IAE Universidad Austral in Argentina and at the Kiel Institute from 2000 to 2004. As a professor of International Business, as well as through various positions relating to Latin American economics, Mr. Edwards brings to the Board international, government, economics and financial experience.	56	2007
L. Michael Bogert
Attorney at Law, Crowell & Moring LLP, Washington, D.C. since April 2009; Counselor to the Secretary, United States Department of the Interior, from July 2006 to January 2009; Regional Administrator, United States Environmental Protection Agency, Region X, from August 2005 to June 2006; Of Counsel, Perkins Coie, LLP, Boise, Idaho from September 2004 to July 2005; Counsel to Idaho Governor Dirk Kempthorne, from January 1999 to August 2004; Counsel to the Office of California Governor-Elect Arnold Schwarzenegger, 2003. Through his work at the Department of the Interior as well as the Environmental Protection Agency, Mr. Bogert brings to the Board government/regulatory experience relevant to the Company’s operations in a highly regulated industry.	52	2009

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION
OF THE ABOVE NOMINEES AS DIRECTORS.

PROPOSAL NO. 2

ADOPTION OF AN AMENDMENT AND RESTATEMENT OF THE COEUR D’ALENE
MINES CORPORATION 2003 LONG-TERM INCENTIVE PLAN

Summary Description of the Amended and Restated 2003 Long-Term Incentive Plan

The Board of Directors approved on March 2, 2010, and is recommending that shareholders approve, an amended and restated Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan (the “Amended Plan”). The Amended Plan is designed to update the longstanding practices of the Company to utilize long-term incentive pay to keep the Company’s compensation program competitive within the industry.

Purposes and Effects of the Amended Plan

The proposed Amended Plan, among other administrative changes, would allow awards under the plan to be granted to non-employee directors of the Company under the same plan and increase the number of shares available for grant under the plan by 4,000,000 shares. Based on the Company’s increased focus on equity-based incentive compensation to tie performance to shareholder value, and its expected share usage for equity-based incentive compensation awards in the near term, the Company intends for this request to cover the Company’s equity-based compensation needs for the next five years.

The Company currently maintains one active stock incentive plan for the purpose of granting stock-based compensation awards, which was originally approved by the shareholders on May 20, 2003. As of February 25, 2010, a total of 57,928 shares remained available for new award grants under the plan. In addition, as of February 25, 2010: (i) 348,638 shares were covered by outstanding options granted under the Company’s equity compensation plans, which options had a weighted average exercise price of $23.959 and a weighted average remaining term of 6.888 years; and (ii) 212,971 shares were subject to full-value awards outstanding under the Company’s equity compensation plans.

The Company believes that incentives and equity-based compensation awards motivate its directors, officers, employees and consultants to focus on the objective of creating shareholder value and promoting the success of the Company. The Company also believes that incentive compensation plans are an important tool for attracting, retaining and motivating highly qualified, skilled directors, officers, employees and consultants. As noted above, the Board of Directors approved the proposed Amended Plan, in part because the number of shares available under the plan as currently in effect is not adequate to provide for future incentives.

Summary of the Amended Plan

The following summary of the terms of the Amended Plan is qualified in its entirety by reference to the text of the Amended Plan, which is attached as Appendix A to this Proxy Statement. If approved by the Company’s shareholders, the Amended Plan will be effective as of the date of approval.

Administration.  The Amended Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”).

Eligibility.  As proposed to be amended and restated, employees of the Company, its affiliates and its subsidiaries, as well as non-employee Directors of the Company, are eligible to participate in the Amended Plan.

Approximately 23 individuals, eight directors and officers, will initially be expected to participate; however, because the Amended Plan provides for broad discretion in making awards, the respective benefits to be accorded to the participants cannot be determined at this time.

Stock Available for Issuance Through the Amended Plan.  The Amended Plan provides for a number of forms of stock-based compensation, as further described below. As proposed, up to 4,000,000 shares of the Company’s common stock will be authorized for issuance through the Amended Plan, plus any shares subject to outstanding awards under the Coeur d’Alene Mines Corporation 2005 Non-employee Directors’ Equity

Incentive Plan as of May 11, 2010 that on or after that date cease to be subject to such awards (other than as a result of exercise for or settlement in vested and nonforfeitable shares).

The Amended Plan contains a share-counting formula, pursuant to which each share of common stock issued pursuant to options or stock appreciation rights awarded under the Amended Plan will reduce the number of shares that remain available for issuance under the Amended Plan by 1, while each share of common stock issued pursuant to any other award under the Amended Plan will reduce the number of shares that remain available for issuance by 1.5. Shares of common stock underlying cancelled, terminated, expired, forfeited, or lapsed awards of stock-based compensation may be reused or reissued in a grant under the Amended Plan. However, shares may not be reused or reissued in a grant under the Amended Plan if the shares: (i) were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) are delivered to or withheld by the Company to pay the exercise price of an option, (iii) are delivered to or withheld by the Company to pay the withholding taxes related an award, or (iv) are repurchased on the open market with the proceeds of an option exercise. Pursuant to a share-counting formula, each share eligible for reuse or reissuance added back to the plan will increase the number of shares available for issuance by 1 if the share was subject to options or stock appreciation rights granted under the Amended Plan or the Coeur d’Alene Mines Corporation 2005 Non-employee Directors’ Equity Incentive Plan, and will increase the number of shares available for issuance by 1.5 if the share was subject to any other award under either plan.

The Amended Plan provides for limits on the number of shares that may be subject to awards granted to any one participant in any one year as follows: (i) 60,000 shares for awards granted in the form of options; (ii) 60,000 shares for awards granted in the form of stock appreciation rights, (iii) 60,000 shares for awards granted in the form of restricted stock or restricted stock units, (iv) 60,000 shares for awards granted in the form of performance shares or performance units and (v) 60,000 shares for awards granted in the form of other stock-based awards. The Amended Plan also provides for an annual per participant limit of $1,200,000 for cash-based awards. In addition, the Amended Plan provides that non-employee directors may not receive awards (regardless of type) covering more than 60,000 shares in any one year.

Description of Awards Under the Amended Plan.  The Committee may award to eligible participants incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and stock-based awards. As separately described under “Performance Measures,” the Committee may also grant awards subject to satisfaction of specific performance goals. The forms of awards are described in greater detail below.

Stock Options.  The Committee will have discretion to award incentive stock options (“ISOs”), which are intended to comply with Section 422 of the Internal Revenue Code (the “Code”), or nonqualified stock options (“NQSOs”), which are not intended to comply with Section 422 of the Code. Subject to the specific terms of the Amended Plan, the Committee will have discretion to set such additional limitations on option grants as it deems appropriate.

Options granted to participants under the Amended Plan will expire at such times as the Committee determines at the time of the grant; however, no option will be exercisable later than ten years from the date of grant unless granted to a participant outside the United States. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant’s employment with the Company, its affiliates or its subsidiaries. The termination provisions will be determined within the discretion of the Committee, may not be uniform among all participants, and may reflect distinctions based on the reasons for termination of employment.

Options issued under the Amended Plan will not be repriced, replaced, or regranted through cancellation in exchange for cash, other awards, or a new option or SAR at a reduced exercise or base price, or by lowering the exercise price of a previously granted option, except (i) with the prior approval of the Company’s shareholders or (ii) equitably in connection with changes in outstanding common stock by reason of a merger, stock split, or certain other events.

Upon the exercise of an option under the Amended Plan, the option price is payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired shares having an aggregate fair market value at the time of exercise equal to the total option price; (c) by withholding from the shares otherwise issuable upon the option’s exercise a number of shares with a fair market value equal to the total option price at the time of exercise; (d) by a combination of (a) and (b); or (e) by any other method approved by the Committee in its sole discretion.

The Committee also may allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Amended Plan’s purpose and applicable law.

Stock Appreciation Rights (SARs).  The Committee may grant SARs in tandem with stock options, freestanding and unrelated to options, or any combination of these vehicles. In any case, the form of payment of an SAR will be determined by the Committee at the time of grant, and may be in shares of common stock, cash, or a combination of the two. If granted other than in tandem, the Committee will determine the number of shares of common stock covered by and the exercise period for the SAR. Upon exercise of the SAR, the participant will receive an amount equal to the excess of the fair market value of one share of stock on the date of exercise over the exercise price, multiplied by the number of shares of stock covered by the SAR.

If an SAR is granted in tandem with an option, the exercise of the tandem SAR will require forfeiture of the related option (and when a share is purchased under the option, the tandem SAR shall similarly be cancelled). The Committee may limit the exercise period of a tandem SAR, except that the tandem SARs exercise period may not exceed that of the related option.

SARs issued under the Amended Plan will not be repriced, replaced, or regranted through cancellation in exchange for cash, other awards, or a new option or SAR at a reduced exercise or base price, or by lowering the exercise price of a previously granted SAR, except (i) with the prior approval of the Company’s shareholders or (ii) equitably in connection with changes in outstanding common stock by reason of a merger, stock split, or certain other events.

Restricted Stock and Restricted Stock Units.  The Committee will also be authorized to award shares of restricted common stock and RSUs under the Amended Plan upon such terms and conditions as it shall establish. These conditions may include requirements that participants pay a purchase price for each share of restricted stock or each RSU, restrictions based on specific performance goals, time-based restrictions on vesting following achievement of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of the restricted stock or RSUs. Although recipients may have the right to vote their restricted shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Committee in its sole discretion. Participants holding restricted stock may also receive dividends on their shares of restricted stock and the Committee, in its discretion, will determine how such dividends on restricted shares are to be paid.

The Committee will also be authorized to award restricted stock units under the Amended Plan upon such terms and conditions as it shall establish. Restricted stock units are similar to restricted stock and are subject to the same provisions listed above with respect to restricted stock, except that no shares are actually awarded to the participant on the date of grant, and participants holding restricted stock units have no voting rights with respect to such units.

Each award agreement for restricted stock or restricted stock units will set forth the extent to which the participant will have the right to retain the restricted stock or restricted stock units following termination of the participant’s employment with the Company. These provisions will be determined in the sole discretion of the Committee, need not be uniform among all shares of restricted stock issued or restricted stock units granted pursuant to the Amended Plan, and may reflect distinctions based on reasons for termination of employment.

Performance Units and Performance Shares.  The Committee will also have discretion to award performance units and performance shares under the Amended Plan upon such terms and conditions as it shall establish. Performance units will have an initial value as determined by the Committee, while each performance share will have an initial value equal to the fair market value of one share of common stock of the Company on the date of grant. The payout on the number and value of the performance units and performance shares will be a function of the extent to which the corresponding performance goals are met.

Cash-Based Awards and Stock-Based Awards.  The Committee will also have discretion to award cash-based and stock-based awards under the Amended Plan upon such terms and conditions as it shall establish. Each cash-based award shall have a value as may be determined by the Committee. The Committee may establish performance goals for such awards in its discretion and determine payout in its discretion.

Performance Measures.  The Committee may grant awards under the Amended Plan to eligible participants subject to the attainment of certain specified performance measures. The performance measures may include earnings per share (actual or targeted growth), economic value added (EVA), net income after capital costs, net income (before or after taxes), return measures (including return on average assets, return on capital, return on equity, or cash-flow return measures), stock price (including growth measures and total shareholder return), expense targets, margins, production levels, cash cost per ounce of production, EBITDA, capital budget targets, budget target measures, earnings before interest and taxes (EBIT), revenue, cash flow (including operating cash flow), reserve replacement, and resource levels. The number of performance-based awards granted to any participant in any year is determined by the Committee in its sole discretion. Following the end of a performance period, the Committee shall determine the value of the performance-based awards granted for the period based on the attainment of the preestablished objective performance goals. The Committee shall also have discretion to reduce or increase the value of a performance-based award, except in the case of “Covered Employees” (defined below under “Section 162(m)”), in which case the Committee may only reduce such value.

Adjustment and Amendments.  The Amended Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a merger, stock split or certain other events.

Upon the occurrence of a change in control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee determines otherwise in an award agreement:

•	all options and SARs will become immediately exercisable;

•	all restricted stock and restricted stock units granted will become fully vested; and

•	the target payout opportunities attainable under all outstanding awards which are subject to achievement of any performance measures or other performance conditions will be deemed to have been earned as of the effective date of the change in control and paid out on a pro rata basis based on an assumed achievement of all relevant targeted performance goals and on the length of time within the applicable performance period, if any, that has elapsed prior to the change in control.

The Committee shall have the authority to make any modifications to awards as determined by the Committee to be appropriate before the effective date of a change in control.

A change in control for the purposes of the Amended Plan is deemed to occur if:

•	an organization, group or person acquires beneficial ownership of our securities representing 35% or more of the combined voting power of our then outstanding securities;

•	during any two-year period, a majority of the members of our Board of Directors serving at the date of approval of this Amended Plan is replaced by directors who are not nominated and approved by the Board; or

•	the Company is combined with or acquired by another company and the Board determines, either before or after such event, that a change in control will occur or has occurred.

The Amended Plan may be modified or amended by the Committee at any time and for any purpose which the Committee deems appropriate. However, no such modification may adversely affect an outstanding award without the affected holder’s consent. No amendment of the Amended Plan may be made without shareholder approval if such approval is required under Internal Revenue Service or Securities and Exchange Commission regulation, the rules of the New York Stock Exchange, or applicable law.

Nontransferability.  No derivative security (including, without limitation, options) granted pursuant to, and no right to payment under, the Amended Plan shall be assignable or transferable by a participant except by will or by the laws of descent and distribution, and any option or similar right shall be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative. These limitations may be waived by the Committee, subject to restrictions imposed under the Securities and Exchange Commission’s short-swing trading rules and federal tax requirements relating to incentive stock options.

Duration of the Amended Plan.  The Amended Plan will remain in effect, subject to the right of the Committee or the Company’s Board of Directors to amend or terminate the Amended Plan at any time, until the tenth anniversary of its approval by our shareholders. Termination of the Amended Plan will not affect the rights and obligations of the participants and the Company arising under previously-granted awards then in effect.

Section 162(m)

The Board of Directors believes that it is in the best interests of the Company and its shareholders to continue to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Amended Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Amended Plan, each of these aspects is discussed below, and shareholder approval of the Amended Plan will be deemed to constitute approval of each of these aspects of the Amended Plan for purposes of the approval requirements of Section 162(m).

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2009 regarding the Company’s equity compensation plans.

Number of Shares
Remaining Available for
Future Issuance Under
	Number of Shares to Be		Equity Compensation
	Issued Upon Exercise of		Plans (Excluding
	Outstanding Options,	Weighted-Average	Securities Reflected in
	Warrants and Rights	Exercise Price	Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	392,678	23.48 (1)	175,785

Equity compensation plans not approved by security holders	—	—	—

Total	392,678	23.48	175,785

(1)	Amounts include 136,398 performance shares which are issued at the end of the three year service period if certain market conditions are met and the recipient remains an employee of the Company.

Federal Income Tax Consequences

Options.  With respect to options which qualify as ISOs, an Amended Plan participant will not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the “holding periods”), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (i) the fair market value of the shares on the date of option exercise, or (ii) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

With respect to NQSOs, the participant will recognize no income upon grant of the option and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

SARs.  The recipient of a grant of SARs will not realize taxable income and the Company will not be entitled to deduction with respect to such grant on the date of such grant. Upon the exercise of an SAR, the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the amount of cash and/or stock received.

Restricted Stock and Restricted Stock Units.  A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting, and the Company will be entitled to a corresponding deduction for federal income tax purposes. Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant and deductible as such by the Company.

In general, the Company will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under “Section 162(m).” To the extent a participant realizes capital gains, as described above, the Company will not be entitled to any deduction for federal income tax purposes.

A participant holding restricted stock units will not be taxed until those units are actually paid out (whether in the form of shares or cash), at which time, the participant will realize ordinary income in an amount equal to the fair market value of the units and any cash received at the time of payout, and the Company will be entitled to a corresponding deduction for federal income tax purposes. Dividends paid to the participant on the restricted stock units during the restriction period will generally be ordinary income to the participant and deductible as such by the Company.

In general, the Company will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under “Section 162(m).”

Performance Units and Performance Shares.  The recipient of a grant of performance units and/or performance shares will not realize taxable income and the Company will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the payout of the award, the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction, equal to the amount of cash received or the value of any stock received.

Cash-Based and Stock-Based Awards.  The recipient of a grant of cash-based or stock-based awards will not realize taxable income and the Company will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the payout of such award, the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction, equal to the amount of cash received or the value of any stock received.

Section 162(m).  Under Section 162(m) of the Code, compensation paid to executives in excess of $1 million for any taxable year is not deductible unless an exemption from such rule exists. Compensation paid by the Company in excess of $1 million for any taxable year to “Covered Employees” will generally be deductible by the Company or its affiliates for federal income tax purposes if it is based on the performance of the Company, is paid pursuant to a plan approved by shareholders of the Company, and meets certain other requirements. Generally, a “Covered Employee” under Section 162(m) means the chief executive officer and the three other highest-paid executive officers of the Company (other than the chief financial officer) as of the last day of the taxable year.

Amended Plan Benefits

The benefits that will be received under the Amended Plan by particular individuals or groups are not determinable at this time. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. Information about awards granted in 2009 under the current plan to the Company’s named executive officers can be found in the table under the heading “2009 Grants of Plan-Based Awards” in this Proxy Statement. As of March 22, 2010, the closing price of a share of the Company’s common stock was $15.54.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE
PROPOSED ADOPTION OF AN AMENDMENT AND RESTATEMENT OF THE
COEUR D’ALENE MINES CORPORATION 2003 LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee, which consists entirely of outside directors, is recommending approval of its appointment of KPMG LLP as independent registered public accounting firm for the Company to audit its consolidated financial statements for the year ending December 31, 2010 and to perform audit-related services, including review of the Company’s quarterly interim financial information and periodic reports and registration statements filed with the SEC and consultation in connection with various accounting and financial reporting matters. KPMG LLP audited the consolidated financial statements of the Company for the year ending December 31, 2009.

As a matter of good corporate governance, a resolution will be presented at the Annual Meeting to ratify the appointment by the Audit Committee of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2010. If the shareholders do not approve the appointment of KPMG LLP, the Audit Committee will reconsider the appointment. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board has put this proposal before the shareholders because the Board believes that seeking shareholder ratification of the appointment of the independent auditor is good corporate practice. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Board of Directors met nine times during 2009. Our Board has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) composed solely of outside directors and presently consisting of Messrs. Curran (Chairman), Robinson, Thompson and Winterer. The Audit Committee is responsible for reviewing and reporting to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent registered public accounting firm, the scope of the audit procedures, the nature of all audit and non-audit services to be performed, the performance of our independent registered public accounting firm and our accounting practices and policies. The Audit Committee met five times during 2009.

Our Board has a Compensation Committee, consisting of Messrs. Thompson (Chairman), Mellor, Robinson and Edwards. The Compensation Committee is responsible for determining and approving, together with the other independent members of the Board, the annual compensation of the Company’s Chief Executive Officer, determining the annual compensation of the non-CEO executive officers and the directors, overseeing the Company’s stock incentive plans and other executive benefit plans and providing guidance in the area of certain employee benefits. The Compensation Committee met five times during 2009.

Our Board has a Nominating and Corporate Governance Committee consisting of Messrs. Mellor (Chairman), Thompson, Winterer, Edwards and Bogert. The Nominating and Corporate Governance Committee is responsible for proposing nominees for the Board of Directors, establishing corporate governance guidelines and related corporate governance matters. The Nominating Committee and Corporate Governance met two times during 2009.

Our Board also has an Executive Committee on which Messrs. Wheeler (Chairman), Curran, Mellor, Robinson, Winterer and Lundquist currently serve. The Executive Committee is authorized to act in the place of the Board of Directors on limited matters that require action between Board meetings. The Executive Committee did not meet during 2009.

Our Board has determined that each of the following directors and director nominees are independent within the meaning of applicable New York Stock Exchange listing standards and rules: James J. Curran, John H. Robinson, Robert E. Mellor, Timothy R. Winterer, J. Kenneth Thompson, Sebastian Edwards and L. Michael Bogert. This includes each of the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. As a result, all of our directors and nominees for director are independent except for Dennis E. Wheeler and Andrew Lundquist. Our Board determined that Mr. Vitale, who resigned from the Board effective March 17, 2009 was not independent because Deutsche Bank Securities Inc., an investment banking firm of which he was a managing director, received fees in 2006 and 2008 for investment banking services performed for the Company. In its evaluation of the directors’ independence, the Board considered the related person transactions with respect to Mr. Lundquist discussed below under “Certain Related Person Transactions.”

Copies of the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available at our website, www.coeur.com, and to any shareholder who requests them. Each incumbent director attended at least 90% of the meetings of the Board of Directors and committees on which he served during 2009.

Policy Regarding Director Nominating Process

The Nominating and Corporate Governance Committee has adopted a policy pursuant to which a shareholder who has owned at least 1% of our outstanding shares of common stock for at least two years may recommend a director candidate that the Committee will consider when there is a vacancy on the board either as a result of a director resignation or an increase in the size of the Board. Such recommendation must be in writing addressed to the Chairman of the Nominating and Corporate Governance Committee at our principal executive offices and must be received by the Chairman at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Committee has not formulated any specific minimum qualifications that the Committee believes must be met by a nominee that the Committee recommends to the board, the Committee will take into account the factors discussed above under “Director Nominee Experience and Qualifications.” The Committee does not believe that there will be any differences between the manner in which the Committee evaluates a nominee recommended by a shareholder and the manner in which the Committee evaluates nominees recommended by other persons.

Policy Regarding Shareholder Communications with Directors

Shareholders and other interested persons desiring to communicate with a director, the non-management directors as a group or the full Board may address such communication to the attention of Kelli Kast, Esq., General Counsel of the Company, 505 Front Avenue, P.O. Box I, Coeur d’Alene, Idaho 83816, and such communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

The Company has a policy that encourages directors to attend each annual meeting of shareholders, absent extraordinary circumstances. Each of the nine members of the Board attended the annual meeting on May 12, 2009.

Meetings of Non-Management Directors

Non-management members of the Board of Directors conduct regularly-scheduled meetings as required without members of management being present. Robert E. Mellor presides over each meeting of non-management directors.

Board Leadership

Currently, Mr. Dennis E. Wheeler serves as Chairman of the Board, President and Chief Executive Officer (“CEO”). The Board believes that the Company and its shareholders are best served at this time by this leadership structure, in which a single leader serves as Chairman and CEO and the Board has an independent presiding director in Mr. Robert E. Mellor. Combining the roles of Chairman and CEO makes clear that the person serving in these roles has primary responsibility for managing the Company’s business, under the oversight and review of the Board. The Board believes that this approach makes sense because the CEO is the individual with primary responsibility for implementing the Company’s strategy, directing the work of other officers and leading implementation of the Company’s strategic plans as approved by the Board. This structure results in a single leader being directly accountable to the Board and, through the Board, to shareholders, and enables the CEO to act as the key link between the Board and other members of management. It also facilitates the Board decision-making process because Mr. Wheeler, who has first-hand knowledge of our operations and the major issues facing Company, chairs the Board meetings where the Board discusses strategic and business issues.

In addition, the Board has established the position of presiding director. The presiding director is a director elected from time to time by the Board. Our current presiding director is Mr. Robert E. Mellor, an independent director who has served on our Board since 1998 and has served as presiding director since 2008. Mr. Mellor currently serves as the chairman of our Nominating and Corporate Governance Committee and as a member of our Compensation Committee and Executive Committee. As presiding director, Mr. Mellor presides over executive sessions of the non-management directors. The Board also maintains a procedure that allows interested parties to communicate directly and confidentially with the presiding director.

Furthermore, the Board has determined that seven of its nine directors are independent, and the Audit Committee, Compensation and Nominating Committee and Corporate Governance Committee are composed solely of independent directors. Consequently, the independent directors directly oversee such critical items as the Company’s financial statements, executive compensation, the selection and evaluation of directors and the development and implementation of our corporate governance programs.

The Board and Nominating and Corporate Governance Committee review the structure of Board and Company leadership as part of their annual review of the succession planning process. The Board believes that a single leader serving as Chairman and CEO, together with an experienced and engaged presiding director, and an Audit Committee, Compensation and Nominating Committee and Corporate Governance Committee consisting of independent directors, is the most appropriate leadership structure for the Board at this time.

Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

The Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for Directors, Officers and Employees in accordance with New York Stock Exchange corporate governance listing standards. Copies of these documents are available at our website, www.coeur.com, and to any shareholder who requests them.

Compensation Consultant Fee Disclosure

The Compensation Committee of the Board of Directors (the “Committee”) acts on behalf of the Board to establish and oversee the Company’s executive compensation program in a manner that supports the Company’s business strategy as further set forth below under the heading “Role of Compensation Committee and its Consultant” in the “Compensation Discussion and Analysis” section below.

The Committee has retained Mercer (US) Inc. (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), to provide information, analyses and advice to the Committee regarding the Company’s executive and Board of Director compensation programs, as described below. Mercer is a global firm providing executive compensation and other human resource consulting services. Mercer reports directly to the Committee chair. Mercer’s fees for executive compensation consulting to the Committee in 2009 were $138,873.45.

The decisions made by the Committee are the responsibility of the Committee and may reflect factors and considerations other than the information and recommendations provided by Mercer, management or any other advisor to the Committee.

During 2009, other MMC affiliates provided the Company services unrelated to executive compensation. The amount received by the MMC affiliates, directly or indirectly, totaled $400,051 in 2009 and primarily related to brokering certain insurance policies carried by the Company. Neither the Board nor the Committee specifically approved the unrelated services.

Because of the policies and procedures Mercer and the Committee have in place, the Committee is confident that the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company. These policies and procedures include:

•	the consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	the consultant is not responsible for selling other Mercer or affiliate services to the Company;

•	Mercer’s professional standards prohibit the consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations;

•	the Committee has the sole authority to retain and terminate the consultant;

•	the consultant has direct access to the Committee without management intervention;

•	the Committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant; and

•	the protocols for the engagement (described below) limit how the consultant may interact with management.

While it is necessary for the consultant to interact with management to gather information, the Committee has adopted protocols governing if and when the consultant’s advice and recommendations can be shared with management. These protocols are included in the consultant’s engagement letter. The Committee also determines the appropriate forum for receiving consultant recommendations. Where appropriate, management invitees are present to provide context for the recommendations. In other cases, the Committee receives the consultant’s recommendations in executive sessions where management is not present. This approach protects the Committee’s ability to receive objective advice from the consultant so that the Committee may make independent decisions about executive compensation at the Company.

Risk Oversight

The Board of Directors is responsible for assessing the major risks facing the Company and reviewing options for their mitigation. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee. The Audit Committee reviews with management and the independent auditor compliance with laws, regulations and internal procedures and contingent liabilities and discusses policies with respect to risk assessment and risk management.

In performing their oversight responsibilities, the Board and the Audit Committee periodically discuss with management the Company’s policies with respect to risk assessment and risk management. The Audit Committee reports to the Board regularly on matters relating to the specific areas of risk the Audit Committee oversees.

Throughout the year, the Board and the Audit Committee each receive reports from management regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board and the Audit Committee each dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail.

The Compensation Committee is responsible for recommending compensation for executive officers that includes performance-based reward opportunities that support growth and innovation without encouraging or rewarding excessive risk.

Compensation Committee Role in Risk

In December 2009, the Compensation Committee conducted an analysis of the current risk profile of the Company’s compensation programs. The risk assessment included a review of the primary design features of the Company’s compensation programs and the process for determining executive and employee compensation. The risk assessment identified numerous ways in which the Company’s compensation programs potentially mitigate risk, including:

•	the structure of the Company’s executive compensation programs, which consist of both fixed and variable compensation and reward both annual and long-term performance;

•	the balance between long and short-term incentive programs;

•	the use of caps or maximum amounts on the incentive programs;

•	the use of multiple performance metrics under the Company’s incentive and bonus plans;

•	time-based vesting for stock options, restricted stock and stock appreciation rights; and

•	strict and effective internal controls.

Audit and Non-Audit Fees

The following sets forth information relating to fees billed or incurred by the Company for professional services rendered to the Company for the each of the past two years:

•	Audit Fees. The total fees billed by KPMG LLP for professional services for the audit of the Company’s consolidated financial statements for the years ended December 31, 2009 and 2008, the audit of the Company’s internal control over financial reporting, statutory audit work for certain foreign subsidiaries, and the reviews of the Company’s consolidated financial statements included in its Quarterly Reports on Form 10-Q during 2009 and 2008, were $2.1 million and $2.3 million, respectively.

•	Audit Related Fees. In 2009 and 2008, there were no fees billed for audit related fees.

•	Tax Fees. In 2009 and 2008, there were $173,500 and $55,000, respectively, in fees billed by KPMG for international tax planning and compliance.

•	All Other Fees. During 2009 and 2008, there were no fees billed for other services.

None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Audit Committee Policies and Procedures for Pre-Approval of Independent Auditor Services

The Audit Committee has policies and procedures requiring pre-approval by the Committee of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company.

The nature of the policies and procedures depend upon the nature of the services involved, as follows:

•	Audit Services. The annual audit services engagement terms and fees are subject to the specific approval of the Audit Committee. Audit services include the annual financial statement audit, required quarterly reviews, subsidiary audits and other procedures required to be performed by the auditor to form an opinion on the Company’s financial statements, such other procedures including information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the auditor quarterly review. The Audit Committee Chairman may grant approval for other audit services that only the auditor responsibly can provide to the extent the fee for the services does not exceed $50,000. Other such audit services may include statutory audits or financial audits for subsidiaries and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or used in connection with securities offerings.

•	Audit-Related Services. Audit related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the auditor. Audit-related services are subject to the approval of the Audit Committee. The Audit Committee Chairman may grant general pre-approval for audit-related services to the extent the fee for the service is not expected to exceed $50,000. Audit-related services include, among others, due diligence services relating to potential business acquisitions/dispositions; accounting consultations relating to accounting, financial reporting or disclosure matters not classified as audit services; assistance with understanding and implementing new accounting and financial reporting guidance from rule making authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

•	Tax Services. Tax services are subject to the approval of the Audit Committee. The Audit Committee Chairman has the authority to pre-approve tax services, to the extent that the fee for the services is not expected to exceed $50,000, the services have historically been provided by the auditor, the Committee has previously reviewed the services and believes they would not impair independence of the auditor, and the services are consistent with the SEC’s rules on auditor independence. The Committee will not approve the retention of the auditor in connection with a transaction the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

•	All Other Services. The Committee may grant approval of those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence. Such other services must be specifically pre-approved by the Audit Committee.

With respect to the approval by the Audit Committee Chairman of audit, audit-related and tax services that do not exceed $50,000, the Chairman is required to report the matter to the full Audit Committee at its next meeting and the auditor will report on the scope and fee for such service in its annual report to the Committee. The Chief Financial Officer of the Company is responsible for tracking all independent auditor fees against the budget for such services and reports at least annually to the Audit Committee.

SHARE OWNERSHIP

The following table sets forth information, as of March 19, 2010, concerning the beneficial ownership of our common stock by each beneficial holder of more than 5% of our outstanding shares of common stock, each of the nominees for election as directors, each of the executive officers listed in the Summary Compensation Table set forth below, and by all of our directors and executive officers as a group.

	Shares Beneficially		Percent of
	Owned		Outstanding

Blackrock, Inc	5,055,085	(1)	6.2%
L. Michael Bogert	4,049	(3)	*
James J. Curran	18,768	(3)	*
Sebastian Edwards	5,393	(3)	*
Andrew Lundquist	7,611	(3)	*
Robert E. Mellor	8,154	(3)	*
John H. Robinson	10,851	(3)	*
J. Kenneth Thompson	15,653	(3)	*
Dennis E. Wheeler	227,902	(2)(3)	0.28
Timothy R. Winterer	13,483	(3)	*
Donald J. Birak	30,079	(3)	*
Kelli C. Kast	20,665	(3)	*
Mitchell J. Krebs	27,946	(3)	*
Richard M. Weston	33,974	(3)	*
All executive officers and nominees for director as a group (15 persons)	459,903	(3)	0.55

(*)	Holding constitutes less than 0.10% of the outstanding shares on March 19, 2010 of 82,711,823.

(1)	Based on information contained in a Schedule 13G filed on January 29, 2010, Blackrock, Inc. has sole voting and dispositive power over 5,055,085 shares. The address for Blackrock, Inc. is 40 E. 52nd St., New York, NY 10022.

(2)	Mr. Wheeler shares investment and voting powers over 141 shares with his wife. The other directors and executive officers have sole investment and voting power over their shares.

(3)	Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the 1989/2003 Long-Term Incentive Plans and the Non-Employee Directors’ Stock Option Plan: L. Michael Bogert — 0 shares; James J. Curran — 13,608 shares; Sebastian Edwards — 0 shares; Andrew Lundquist — 0 shares; Robert E. Mellor — 2,994 shares; John H. Robinson — 4,482 shares; J. Kenneth Thompson — 6,636 shares; Dennis E. Wheeler — 135,998 shares; Timothy R. Winterer — 6,175 shares;

Donald J. Birak — 16,996 shares; Kelli C. Kast — 10,116 shares; Mitchell J. Krebs — 13,505 shares; Richard M. Weston — 9,535 shares; and all directors and executive officers as a group — 232,849 shares.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors, which currently consists of James J. Curran (Chairman), John H. Robinson, J. Kenneth Thompson and Timothy R. Winterer, is governed by its charter, a copy of which is available on our website at www.coeur.com. All the members of the Audit Committee are “independent” as defined in the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Board of Directors has determined that James J. Curran, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of rules adopted by the Securities and Exchange Commission.

The Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2009 with management and our independent auditing firm, KPMG LLP. In that connection, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T (“SAS 61”). SAS 61 requires an auditor to communicate certain matters relating to the conduct of an audit to the Audit Committee including:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates;

•	any disagreements with management regarding the application of accounting principles, the basis for management’s accounting estimates, the disclosures in the financial statements and the wording of the auditor’s report;

•	the auditor’s judgments about the quality, and not just the acceptability, of our accounting principles as applied in its financial reporting; and

•	the consistency of application of the accounting principles and underlying estimates and the clarity, consistency and completeness of the accounting information contained in the financial statements, including items that have a significant impact on the representational faithfulness, verifiability and neutrality of the accounting information.

KPMG LLP reported to the Audit Committee that:

•	there were no disagreements with management;

•	it was not aware of any consultations about significant matters that management discussed with other auditors;

•	no major issues were discussed with management prior to KPMG LLP’s retention;

•	it received full cooperation and complete access to the Company’s books and records;

•	they were not aware of any fraud or likely illegal acts as a result of their audit procedures;

•	there were no material weaknesses identified in their testing of the Company’s internal control over financial reporting; and

•	there were no known material misstatements identified in their review of the Company’s interim reports.

In addition, the Audit Committee received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG

LLP’s communications with the Audit Committee concerning independence and the Audit Committee discussed KPMG LLP’s independence with KPMG LLP.

Based on the above-referenced review and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2009, for filing with the Securities and Exchange Commission. Reference is made to the Audit Committee’s charter for additional information as to the responsibilities and activities of the Audit Committee.

Audit Committee of the Board of Directors
JAMES J. CURRAN, Chairman
JOHN H. ROBINSON
J. KENNETH THOMPSON
TIMOTHY R. WINTERER

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Coeur is one of the world’s largest publicly-traded primary producers of silver, and has a significant presence in gold. Coeur is engaged in the development, exploration and operation of silver and gold mining properties, with operations in six countries. In 2009, Coeur had sales of $300.6 million, with approximately 79% of revenues from sales of silver. Coeur’s primary business objectives are to increase production levels and reserves, decrease cash-production costs, and increase cash flows and earnings. Coeur aims to meet these objectives through cost-competitive operations, internal development projects, exploration and acquisitions. Additional information about Coeur is available at our website, www.coeur.com.

The following is a discussion of Coeur’s executive compensation program and compensation decisions made with respect to the Company’s named executive officers (“NEOs”) listed in the 2009 Summary Compensation Table.

Role of the Compensation Committee and its Consultant

The Compensation Committee of the Board of Directors (the “Committee”) acts on behalf of the Board to establish and oversee the Company’s executive compensation program in a manner that supports the Company’s business strategy. The Committee may not delegate its responsibilities in connection with executive compensation. The Committee formulates an annual calendar for its activity that is designed to cover necessary regular approvals as well as special topics. The Committee meets at least twice annually, or more frequently as circumstances dictate, in order to set executive compensation for the year, review recommendations of its outside consultant, and recommend compensation changes to the Board of Directors. The Committee met five times in 2009.

As further described under the heading “Compensation Consultant Fee Disclosure” in the “Corporate Governance” section above, the Committee has retained Mercer (US) Inc. (“Mercer”) to provide information, analyses, and advice regarding executive and director compensation, as described below. Mercer is a global firm providing executive compensation and other human resource consulting services. Mercer reports directly to the Committee chair.

At the Committee’s direction, Mercer provided the following services for the Committee during 2009:

•	evaluated the Company’s executive officers’ base salary, annual incentive and long-term incentive compensation relative to the competitive market;

•	advised the Committee on executive officer target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•	assessed the alignment of the Company’s executive compensation levels relative to the Company’s compensation philosophy;

•	provided ongoing advice as needed on the design of the Company’s annual and long-term incentive plans;

•	briefed the Committee on executive compensation trends among the Company’s peers and broader industry;

•	evaluated the Company’s Board of Director compensation relative to the competitive market; and

•	assisted with the preparation of the Compensation Discussion and Analysis for this proxy statement.

In the course of conducting its activities during 2009, Mercer attended four meetings of the Compensation Committee and presented its findings and recommendations for discussion.

Compensation Objectives and Principles

The primary objective of the Company’s executive compensation program is to motivate the Company’s executives to achieve goals that are consistent with the Company’s business strategies and that create shareholder value. Consequently, a majority of Coeur’s executives’ compensation opportunities are in the form of at-risk incentives that require performance against measurable objectives or an increase in long-term shareholder value to result in payouts.

The second fundamental objective of the Company’s executive compensation program is to attract and retain highly-skilled executives. Increased mining activity world-wide in recent years has resulted in a significant increase in demand for executive and professional talent with technical skills and industry experience. In addition, over the past decade and a half, fewer people have entered the mining industry and several mining schools have closed, resulting in a shortage of industry talent. As a result of these talent market pressures, Coeur’s executives and professionals are routinely pursued by competitors, and some of the Company’s valued talent has left the Company for other opportunities. Attraction and retention of executive talent is thus a significant factor in many of the compensation decisions discussed below.

In order to meet these compensation objectives in the design and governance of compensation programs for the Company’s executive officers, including the NEOs, the Committee is guided by the following principles that express the Committee’s view that compensation at Coeur should be:

•	Performance-based

Reward Company-wide results in addition to recognizing individual performance, focusing on objectives that are directly under the control of executives.

•	Market-competitive

Compared to mining industry peers, target total compensation at the market 75th percentile level in order to attract, motivate and retain high caliber talent.

•	Aligned with shareholders

Provide a significant portion of incentive compensation to executives in the form of equity-based awards. Award values fluctuate based on share value thus aligning officer and shareholder interests.

•	Transparent

Clearly communicate both the desired results and the incentive pay programs used to reward the achievement of these results.

In 2009, our executive officer compensation program used the components identified in the following table:

Compensation Component	Objective	Key Features
Base salary	• Provide a fixed level of cash compensation for performance of day-to-day responsibilities	• Annual adjustments are based on an individual’s current and expected future contribution and actual pay positioning relative to the market

Annual incentives	• Reward executives for the achievement of annual Company financial and operational goals and for the achievement of individual executive goals	• Cash payments based on Company and individual performance, each weighted 50%
• Company performance measures are silver and gold production, cash operating costs, operating cash flow and cash flow return on investment

Long-term incentives	• Align executives’ interests with those of shareholders, reward executives for the achievement of long-term shareholder value creation and attract and retain highly-skilled executives	• Stock-settled equity grants consisting of an equal value of stock options, restricted stock and performance shares.
•   Cash-settled equity grants consisting of stock appreciation rights, restricted stock units and performance units
• Options, restricted stock, stock appreciation rights, and restricted stock units vest ratably over three years, and performance shares vest based on total shareholder return over a three-year period relative to a peer group

Benefits and perquisites	• Attract and retain highly-skilled executives	• Participation in medical and retirement plans on same terms as all employees • Limited perquisites

Determining Executive Compensation

Coeur’s compensation objectives and principles are supported in the compensation-setting process through a number of policies and processes.

Total Compensation:  In determining the mix of compensation components and the value of each component for each of the Company’s executive officers, including its NEOs, the Committee takes into account the executive’s role, the competitive market, individual and Company performance, and internal equity. The Committee does not make use of tally sheets, nor are amounts realized or realizable from prior compensation awards considered in setting of the current year’s compensation. Details of the various programs and how they support the overall business strategy are outlined below in “Compensation Components.”

Variable Pay at Risk:  Consistent with a performance-based philosophy, Coeur’s compensation program emphasizes pay at risk. The percentage of an executive’s compensation opportunity that is at risk or variable instead of fixed is based primarily on the executive’s role in the Company. Executives who are in a greater position to directly influence our overall performance have a larger portion of their pay at risk through short and long-term incentive programs compared to other executives. Typically, at least 50% of the target total compensation opportunity for our executives is in the form of variable compensation. The CEO has more pay at risk than the other NEOs, consistent with the competitive market. The mix of compensation elements for our NEOs in 2009, as a percentage of total compensation, is set forth in the table below:

	Fixed Compensation	Variable Compensation
	(% of Total Compensation)	(% of Total Compensation)
		Target Annual	Target Long-Term
Named Executive Officer	Base Salary	Incentives	Incentives
CEO	22%	16%	62%

Other NEOs (average)	35%	16%	49%

Market Positioning:  The Committee’s policy is to target the components of compensation relative to the competitive market (as defined below under “Competitive Market Assessments”) as follows:

Compensation Component	Target Market Positioning
Base Salary	Between market median and 75th percentile

Annual Incentives	Between market median and 75th percentile

Long-Term Incentives	Market 75th percentile

Total Compensation (base salary, plus annual and long-term incentives)	Market 75th percentile

Benefits and Perquisites	Market median

The Committee has established this positioning approach based on both industry experience and the continued expectation that above-market positioning is necessary in order to attract and retain experienced and high caliber executive talent in the highly competitive mining talent market. In any given year, an individual executive’s compensation may be set above or below the target market positioning, depending on the individual executive’s experience, recent performance and expected future contribution, retention concerns, and internal equity among the executives. Details regarding actual compensation in 2009 and a comparison to targets are outlined below in “Compensation Components.”

Competitive Market Assessment:  The Committee annually reviews the compensation of the executives relative to the competitive market, based on an assessment prepared by Mercer. This review typically takes place at the Committee’s regular first quarter meeting (historically between January and mid-March). Mercer’s assessment is typically prepared in the fourth quarter of the prior year, and includes an evaluation of base salary and annual and long-term incentive opportunities. In preparing this assessment, Mercer uses publicly-disclosed data from a peer group of metal and mineral mining companies (see discussion below). Mercer also uses mining industry data collected from surveys published by The Hay Group and PricewaterhouseCoopers, and general industry data collected from surveys published by Mercer and Watson Wyatt. The Committee weighs the peer group and survey data equally in developing a market composite for each executive position. The Committee is not provided with the names of the companies in any of the survey data.

At the request of the Committee, in late 2008, upon input from Mercer regarding industry wide practices in freezing 2009 executive compensation at 2008 levels due to the global economic downturn that began in 2008, the Committee decided to use the competitive pay information from Mercer’s 2008 market assessment to inform compensation decisions for 2009, because the Committee believed that market pay levels in 2009 would remain consistent with the prior year.

Peer Group:  As a member of the precious metals mining industry, Coeur competes for executive talent with other precious metals mining companies, as well as with base metal and mineral mining companies. As such, the Committee uses a peer group composed primarily of companies in the precious metals mining industry of comparable size, level of complexity and scope of operations to Coeur. In addition, the Committee considers companies that are based in either the United States or Canada as part of the Company’s executive talent market.

The peer group is used in the market comparison for NEO pay levels (as described above). The Committee reviews the peer group each year in consultation with Mercer to determine its continued validity as a source of competitive compensation data, and adds or removes companies as appropriate. For the 2008 competitive market assessment — which was used again by the Committee in 2009 — the peer group consisted of the following companies:

	Annual Revenue(1)	Market Cap(1)	Corporate
Company	($)	($)	Location
Goldcorp Inc.	2,420	22,999	Canada

Kinross Gold Corporation	1,617	12,140	Canada

Yamana Gold, Inc.	1,055	5,661	Canada

IAMGOLD Corporation	870	1,806	Canada

Stillwater Mining Company	856	461	United States

Centerra Gold Inc.	778	960	Canada

Agnico-Eagle Mines Limited	369	7,944	Canada

Northgate Minerals Corporation	461	212	Canada

Pan American Silver Corporation	339	1,379	Canada

Hecla Mining Company	193	475	United States

Median	778	1,806

Coeur d’Alene Mines Corporation	189	485	United States

(1)	In $US millions (except for Centerra, which is in $CDN millions) as of year-end fiscal 2008.

Even though Coeur’s 2008 revenue was below that of the peer companies, the Committee determined that these companies continued to form a suitable peer group for the executive compensation review in 2009, based on the following considerations: the Company’s key labor market for executive talent consists primarily of these named companies; the Company’s level of complexity and scope of operations is similar to these companies (i.e., exploration and development of silver and gold mines, with operations in several foreign countries); and it was expected that the Company’s 2009 revenue would significantly exceed 2008 revenue due to the beginning of booking silver sales from Palmarejo in the first half of 2009.

Compensation Components

The specific rationale, design, determination of amounts and related information regarding each of the components of Coeur’s executive officer compensation program are outlined below.

Base Salary

The annual base compensation for our executives is structured to ensure that we are able to attract and retain high caliber executives capable of achieving our strategic and business objectives. As described above in “Determining Executive Compensation”, we target base salaries between the 50th and 75th percentile levels of the competitive market. The Committee reviews executive salaries annually as part of its competitive market assessment and makes adjustments based on the actual positioning relative to market compared to the desired positioning, the individual executive’s position, organization level, scope of responsibility, tenure and experience, education and expected future contribution. Adjustments are approved at the Committee’s regular first quarter meeting and are applied retroactively to the beginning of the year.

In light of the global economic downturn and the potential implications for the Company’s business strategies, the Company implemented a freeze of base salary levels for its executive officers in their current positions during 2009. However, the Committee approved an increase in base salary for Ms. Kast upon her promotion to Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary, effective March 17, 2009. The following table shows the base salaries for the CEO and the other NEOs in effect for 2009:

	2008	2009	Percentage
Named Executive Officer	Base Salary	Base Salary	Increase
Dennis E. Wheeler, Chairman, President and CEO	$587,633	$587,633	0.0%

Mitchell J. Krebs, Sr. VP and Chief Financial Officer	$262,449	$262,449	0.0%

Richard M. Weston, Sr. VP Operations	$289,820	$289,820	0.0%

Donald J. Birak, Sr. VP Exploration	$262,449	$262,449	0.0%

Kelli C. Kast, Sr. VP, General Counsel, Chief Administrative Officer, and Corporate Secretary	$245,444	$262,449	6.9%

Mr. Wheeler’s base salary is higher than that of the other NEOs due to the fact that he is the top executive in the Company and has been a substantial contributor to its performance for over 30 years. Mr. Wheeler has held several executive-level positions during his tenure at Coeur, including the positions of General Counsel, President, Chief Executive Officer and Chairman of the Board of Directors, often holding more than one top position at the same time, as is currently the situation. Mr. Wheeler has a broad and deep knowledge of the mining industry, the investment community that focuses on this industry, the major industry influences (including peer companies, individuals, educational institutions and industry-focused organizations), government elements (both political and bureaucratic) and interested non-governmental organizations. This breadth of industry and executive knowledge and leadership ability places his value well above others within the organization. By comparison to the market competitive target, the Company believes he is properly compensated. This same process of recognizing an individual’s skills, abilities, talent, contribution and tenure, in light of market competiveness, is used in determining the base salary of each NEO.

Below is a table showing the 2009 base salary for each NEO compared to the 2008 competitive market range used by the Committee in its 2009 executive compensation review:

		2008 Market Range		% Deviation From
	2009 Base	50th	75th	50th	75th
Named Executive Officer	Salary	Percentile	Percentile	Percentile	Percentile
Dennis E. Wheeler	$587,633	492,000	649,000	20%	−9%

Mitchell J. Krebs	$262,449	263,000	321,000	0%	−18%

Richard M. Weston	$289,820	261,000	312,000	11%	−7%

Donald J. Birak	$262,449	229,000	274,000	15%	−4%

Kelli C. Kast(a)	$262,449	280,000	324,000	−6%	−19%

(a) Comparative market data presented for Ms. Kast is 2009 market data for the positions of Senior Vice President, General Counsel and Chief Administrative Officer, which she assumed in early 2009.

Annual Incentive Plan (“AIP”)

The AIP is an annual cash incentive plan that rewards executives for the achievement of annual Company financial and operational goals and for the achievement of individual executive goals.

AIP Target Opportunities:  Under the AIP, each executive has a target award opportunity expressed as a percentage of base salary established at the beginning of each year. The target award opportunities are determined based on the competitive market and the desired market positioning, the individual executive’s position, organization level, scope of responsibility and ability to impact our performance, and internal equity among the executives. Based on these criteria, the target AIP award opportunities in 2009 were not changed from 2008 levels and remain as follows:

	2008 Target AIP	2009 Target AIP	2008 Market Range
	Opportunity	Opportunity	50th	75th
Named Executive Officer	(% of Salary)	(% of Salary)	Percentile	Percentile
Dennis E. Wheeler	70%	70%	68%	96%

Mitchell J. Krebs	45%	45%	44%	53%

Richard M. Weston	45%	45%	48%	58%

Donald J. Birak	45%	45%	45%	51%

Kelli C. Kast(a)	45%	45%	43%	55%

(a) Comparative market data presented for Ms. Kast is 2009 market data for the positions of Senior Vice President, General Counsel and Chief Administrative Officer, which she assumed in early 2009.

As with base salary, Mr. Wheeler’s target AIP opportunity is substantially higher than that of the other NEOs for the reasons described above with respect to his base salary.

Actual awards are paid after the end of each year and can range from 0% to 200% of the target awards, based on the actual performance of the Company and the individual executives versus goals.

AIP Performance Measures and Weights:  For 2009, Company performance was measured against predetermined annual goals established by the Committee for the following four measures (three of which are the same as in 2008):

•	silver and gold production, measured in silver-equivalent ounces;

•	cash operating cost per ounce of silver produced, prior to adjustment for by-product credits;

•	operating cash flow, adjusted for actual metal price variation from budgeted prices; and

•	cash flow return on investment (CFROI), including a component for growth in gross investment (GGI). CFROI is the Company’s total cash flow divided by gross investment. Total cash flow is pre-tax net income less depreciation, depletion, amortization and interest expense, adjusted for actual metal price variation from budgeted prices. Gross investment is total assets net of depreciation, depletion and amortization, less non-debt liabilities. Growth in gross investment (GGI) is the percentage gain/loss between the gross investment figure in the current year and the prior year.

For 2009, operating cash flow replaces the previous operating net income measure. Considering the need for the Company to maintain a strong liquidity position, the Committee decided that operating cash flow is more appropriate as a key metric for executives. Operating cash flow excludes the effects of non-cash accounting adjustments that are included in operating net income. The Company believes this results in a more appropriate measurement of the Company’s actual liquidity over which Company executives have more operational control and influence than net income.

The four measures are weighted equally (i.e., 25% each) in determining overall Company performance. The Committee selected these metrics and weights based on the following considerations and objectives. For example, production, operating cash flow and growth in gross investment meet the growth objective, and cash operating cost per ounce and cash flow return on investment meet the profitability objective.

•	provide alignment with the Company’s business objectives and strategic priorities;

•	provide transparency to investors and executives;

•	balance growth and profitability; and

•	balance financial and operational performance.

In addition to Company measures, specific individual objectives are developed for each executive at the beginning of the year. These individual objectives are typically operational or strategic in nature and are intended to support the Company objectives. Objectives for executives other than the CEO are established by the CEO and reviewed by the Committee. Objectives for the CEO are established by the Committee and reviewed with the other independent members of the Board. The specific objectives for each executive are chosen to reflect each executive’s individual responsibilities, and can be grouped into the following broad categories:

•	major project execution;

•	department goals;

•	safety and environmental compliance; and

•	personal development.

To promote collaboration among Coeur’s senior leadership as well as personal accountability, 50% of each executive’s AIP award is based on Company performance and 50% is based on each executive’s individual performance. The Committee evaluates the AIP performance measures and weights each year to ensure that they reflect the objectives of the plan and are consistent with the Committee’s stated compensation principles. These weights were not changed from 2008.

AIP Performance Goal Setting and Payout Leverage:  Management develops threshold, target and maximum performance goals for each Company AIP measure based on a variety of factors, including historical Company performance, internal budgets and forecasts, peer performance, and industry and market expectations. The Committee reviews the goals and adjusts them, as it deems appropriate, prior to granting its approval. Once the performance goals are set, they are not subject to change for that plan year without the specific approval of the Board. No adjustments were made to the 2009 goals.

For 2009, the Company AIP goals were set as follows, based upon budgeted metals prices of $10.00 per ounce of silver and $750.00 per ounce of gold (subject to adjustment for actual prices, as described below):

Measure	Weight	Threshold	Target	Maximum
Production (silver-equivalent ounces)	25%	23,834,676 ozs	26,482,973 ozs	29,131,270 ozs

Silver Cash Costs	25%	$9.23/oz	$8.39/oz	$7.55/oz

Operating Cash Flow	25%	$23,693,400	$26,326,000	$28,958,600

CFROI	25%	9.18%	11.47%	13.76%

GGI		4.03%	5.04%	6.05%

The threshold and maximum goals for production, cost and operating net income goals represent a +/- 10% variance around target, while the CFROI and GGI goals represent a +/- 20% variance around target. Production, cost and operating cash flow measures pay out at 50% of target for threshold performance and at 0% of target if threshold performance is not achieved. CFROI and GGI pay out at 0% of target for threshold performance. All measures pay out at 100% of target for target performance, and at 200% of target for performance that meets or exceeds the maximum. Payouts are interpolated for performance between threshold and target and between target and maximum.

Many of the individual objectives established for the executives are objective and quantifiable, which helps ensure accountability for results. Others, however, are subjective by nature, which requires the exercise of discretion and judgment to assess performance attainment. AIP payouts for individual performance range from 0% to 200% of target, as follows:

Payout
Performance Standard	(% of target)
Well Above Expected	200%

Above Expected	150%

Meets Expected	100%

Below Expected	50%

Well Below Expected	0%

AIP Earned Awards:  Following the end of the year, the Committee reviews the Company’s actual performance and determines the extent of goal achievement. The Committee adjusts the actual operating cash flow and CFROI for actual realized metal prices during the year that differed from the assumptions that went into setting the goals. This is done in order to make the goals neutral to fluctuations in the market prices of silver and gold, which are beyond the control of the Company and its executives. The Committee makes this adjustment in the interest of fairness to both the executives and shareholders.

In addition, following the end of the year, the CEO reviews and reports to the Committee the performance of the other executives on their individual objectives and determines the level of achievement compared to target for each executive. The Committee, together with the other independent members of the Board, reviews the performance of the CEO on his individual objectives and determines the level of achievement compared to target. Determining the overall level of achievement for each executive on his or her individual objectives includes a significant discretionary assessment. AIP awards are normally paid in cash no later than March 15 following the end of the AIP plan year, subject to withholding of applicable taxes.

2009 AIP Calculation and Payments:  For 2009, the payout percentage for Company performance was 25% of target, calculated as follows:

		Payout		Weighted Payout
Measure	2009 Performance	(% of target)	Weight	(% of target)
Production (silver- equivalent ounces)	23,119,349 ozs	0%	25%	0%

Silver Cash Costs	$10.94/oz	0%	25%	0%

Operating Cash Flow	$(34,113,000)	0%	25%	0%

CFROI	7.45%

GGI	10.28%	100%	25%	25%

Total				25%

The level of individual performance achievement for our NEOs in 2009 was assessed as follows:

Individual Performance Achievement
Named Executive Officer	(% of target)
Dennis E. Wheeler	150%

Mitchell J. Krebs	165%

Richard M. Weston	80%

Donald J. Birak	155%

Kelli C. Kast	175%

In determining the CEO’s individual performance achievement, the Committee, together with the other independent members of the Board, considered their evaluation of Mr. Wheeler’s performance against his financial, operational and strategic goals for 2009. The Committee determined that the CEO’s individual performance achievement was 150% of target, noting that under his leadership, the Company successfully completed its strategic plan to transform into a company with three large-scale, long-life precious metals mines, with approximately 45% growth in silver production and 61% growth in gold production during the year.

In addition to certain milestones directly related to progress at Palmarejo Mine (Mexico), San Bartolomé Mine (Bolivia) and Kensington Mine (Alaska), the Company’s three largest operations, Mr. Wheeler’s individual performance goals for 2009 included holding executive officers accountable for their performance, specifically in areas of safety, environmental compliance, production, operating and overhead cash costs, capital expenditures and exploration reserve additions. Mr. Wheeler steered a steady course for the Company through 2009. The Company reduced its total debt by over $150 million, or 37%, successfully completed a 1-for-10 reverse stock split, secured access to capital for the completion of the three mines noted above, and perhaps most notably received a favorable U.S. Supreme Court decision in on its Kensington Mine tailings litigation, which decision resulted in the subsequent re-issuance of the U.S. Army Corps of Engineers 404 permit allowing the Company to move forward toward a planned 2010 startup. Additionally, the Company was recognized by the International Society of Mine Safety Professionals with six national and international safety awards relating to its operating and exploration properties in North and South America.

Set forth below is a description of the individual objectives established for each NEO for 2009 and a discussion as to whether such objectives were achieved.

Dennis E. Wheeler

•	Pursue strategies to support favorable outcome for Kensington (Alaska) — The U.S. Supreme Court ruled favorably in this matter and the U.S. Army Corps of Engineers reissued the necessary permits to allow this project to move forward.

•	Ensure Palmarejo (Mexico) achieves production start up in the first quarter of the year — The Palmarejo mine poured its first doré at the end of the first quarter of 2009.

•	Improve efficiencies at San Bartolomé (Bolivia) — Silver production in 2009 reached 7,469,222 ounces with cash operating costs of $7.80 per ounce. An effort to better unify the Company’s La Paz office and Potosi mine group was begun during the year.

•	Provide necessary financial wherewithal to complete capital projects at the Company’s three new large mines — Efforts through the year yielded a stronger and improved balance sheet and liquidity position for the Company.

•	Ensure operational excellence, holding officers accountable for safety, environmental compliance, production, operating and overhead cash costs, capital expenditures, and reserve and mineralized material additions — Mr. Wheeler met this objective as the Company had an excellent year in safety and environmental compliance areas and reported increases in reserves and other key parameters. As noted above, the Company was recognized by the International Society of Mine Safety Professionals with six national and international safety awards relating to its operating and exploration properties in North and South America.

•	Effectively communicate with the Board, shareholders and analysts and maintain beneficial relationships with major customers, bankers, government officials and key communities — This objective was met. Mr. Wheeler presented or attended seven investor conferences and multiple media relations events in 2009 in relation to the Company’s business.

•	Follow through with key executive development plans of training and coaching of officers and key managers — Mr. Wheeler achieved this objective by meeting with key staff regularly throughout the year on an individual basis.

Mitchell J. Krebs

•	Forecast and ensure Company liquidity — Mr. Krebs achieved this goal by working closely with senior officers, operators and site controllers to monitor and forecast cash inflows and outflows and by leading the Company’s efforts to raise sufficient capital to support the Company’s growth and development plans.

•	Reduce the Company’s outstanding balance of convertible notes — Mr. Krebs achieved this goal by reducing Company’s debt by $308.5 million, resulting in a substantially stronger balance sheet, reflected by an upgrade by Standard & Poor’s from CCC+ to B- rating .

•	Lead more aggressive IR/PR program — Mr. Krebs met this goal through his active participation in meetings with institutional investors, giving presentations at multiple industry conferences, organizing a successful full-day event for analysts and maintaining good relationships with several financial services firms and stock exchanges, resulting in a large increase in institutional ownership (from 10% to nearly 60%) and having additional analysts initiate coverage of the Company during the year.

•	Support Company’s business development initiatives — Mr. Krebs met this goal by his leadership on several fronts including the sale of the Company’s interest in silver contained at the Broken Hill Mine to Perilya Broken Hill Ltd. for $55 million, resulting in a return to the Company of approximately three times the original investment.

•	Monitor and ensure preservation and safety of Company cash and investments — Mr. Krebs achieved this goal through the implementation of weekly cash updates and forecasts, managing cash balance during a capital intensive year with lower than expected cash flow from operations, improved companywide insurance coverage and implemented an improved foreign exchange risk management policy.

•	Maintain and/or develop commercial banking relationships that will be beneficial to the Company in meeting its objectives — Mr. Krebs met this objective as can be seen by the Company’s ability to access external capital from a variety of large international financial institutions and organizations.

•	Lead effort to reduce non-operating costs — Mr. Krebs met this goal by leading the efforts resulting in a companywide general and administrative cost reduction of 21%.

•	Implement downside price protection program — Mr. Krebs met this goal by putting in place silver puts covering 5.2 million of silver production with an average strike price of $9.20/oz.

Richard M. Weston

•	Provide management direction to ensure first doré production from Palmarejo Project in first Quarter 2009 — Mr. Weston met this objective as the first doré produced at Palmarejo was in March 2009.

•	Provide necessary project controls to ensure Palmarejo construction cost and timeframe are achieved — Mr. Weston met this objective as the project construction at Palmarejo was completed on schedule in the first quarter of 2009 and within 3.3% of the budget.

•	Ensure tailings dams at Palmarejo completed prior to commencement of wet season — This objective was successfully met as all the three tailing dams were completed a month before the wet season began.

•	Provide ongoing management and oversight at Palmarejo to improve production — This objective was mostly met as the production tonnage of mined ore to the mill has been very good; gold recovery has been near feasibility levels and gold-in-doré production has been good, exceeding some monthly targets. The silver recovery issues remain problematic; silver production is not to budgeted or feasibility levels.

•	Strengthen an Operational Structure that includes a Technical Services Group — This objective was met in that the Technical Service & Operations Support group was strengthened with some key hires during the year.

•	Review and assist South American management at Cerro Bayo on the restart plan, for recommendation in Fourth Quarter — This objective is considered successfully met as the restart plan was completed as scheduled; the environmental permitting for the site continued and was mostly completed by year’s end.

•	Review and assist South American management at Mina Martha to achieve budget production in 2009 — This objective was successfully met as Martha production exceeded budget for the year.

•	Provide direction for sites to ensure they meet corporate environmental and safety metrics — This objective was successfully met as the Operations group safety record was relatively good; safety recognition awards were received by four operational sites during the year: Rochester, Kensington, San Bartolomé and Palmarejo.

Donald J. Birak

•	Incur no lost-time or environmental incidents within Exploration group and maintain reportable injury rate to less than Company average of prior year — Mr. Birak met this objective as there were no lost-time accidents or environmental incidents at any of the Company’s exploration sites.

•	Design and build exploration plan at Cerro Bayo to provide the necessary information for the Company to make a re-start decision and project a new three-year mine plan by end of third quarter — Mr. Birak met this objective through the exploration efforts that defined the new Delia vein and identified new, high-quality and untested veins in two new areas of the district.

•	Execute exploration designed to add new reserves at Martha — This objective was largely met in that category 2 and 3 underground drilling succeeded in adding new sources of ore; a decision was made to defer surface drilling to targets outside of Martha, but within the province, with significant results.

•	Focus exploration in Mexico to add to ore reserves at Guadalupe and Palmarejo deposits — Mr. Birak met this objective by ensuring that sufficient drilling was completed to support the Company’s first ore reserve at Guadalupe.

•	Assist with transition of Technical Services to Operations — Mr. Birak achieved this objective as he worked with the Senior Vice President of North American Operations in a smooth transfer of all technical services operations, ensured this group received ongoing consultation for continuity purposes and maintained certain oversight responsibilities to ensure the Company’s regulatory compliance with respect to reporting technical data.

•	Kensington exploration activity — This objective was achieved with promising results received showing new gold mineralization in first drilling on the Kimberly vein at Kensington.

Kelli C. Kast

•	Provide legal and administrative support for Operations — Ms. Kast met this objective as she successfully led the legal team to a positive outcome of the Kensington case before the U.S. Supreme Court and regained the U.S. Army Corps of Engineers 404 permit for the completion of remaining items at Kensington. For Palmarejo, she fully participated as Company’s counsel on development, early operations and permitting processes. For San Bartolomé, she assisted with enhancing organizational structure and government relations.

•	Provide support for Company’s financial activities — Ms. Kast met this objective as she provided legal support for the Company’s equity offerings and financings and assisted with banking relations and business development as warranted.

•	Ensure all filings with stock exchanges are accurate and done on time — This objective was met in that Ms. Kast made sure all necessary filings were on time and accurate; she directed legal aspects of the Company’s reverse stock split during the first half of year.

•	Manage corporate governance activities successfully — Ms. Kast met this objective as she kept corporate records in good order; organized and recommended subsidiary structures and Board and officer composition; directed a re-organization of all corporate records; and established a tracking system to provide timely inputs for record keeping.

•	Take on new role of Chief Administrative Officer — Ms. Kast was named Chief Administrative Officer in March 2009, and met this objective by actively participating in the organizational efficiency evaluation, recommendations and implementations to internal operations and management of the Company and oversaw meeting the objectives in Environmental, Corporate Social Responsibility, Human Resources and Safety & Health as direct, or indirect, reports.

For 2009, based on the Company and individual NEO performance achievement as a percentage of target and the performance weights described above, the Committee approved annual incentive payments to the NEOs (together with the other independent members of the Board for the CEO) as follows:

	Actual 2009 AIP Payment
Named Executive Officer	$ Amount	% of Salary	% of Target
Dennis E. Wheeler	$359,925	61%	87.5%

Mitchell J. Krebs	$112,197	43%	95.0%

Richard M. Weston	$68,470	24%	52.5%

Donald J. Birak	$106,292	41%	90.0%

Kelli C. Kast	$116,497	45%	100.0%

Discretionary Bonus Payments

The Committee has the discretion to award cash or equity bonuses outside of the parameters of the AIP formula. However, such discretionary bonuses are infrequently awarded. Factors that the Committee may consider in deciding whether to award such bonuses include extraordinary personal or Company achievement or results due to the individual’s leadership, direction or effort, either within or outside of the specific objectives established under the AIP. Prior to granting the special achievement and major transaction bonuses noted in our 2008 Proxy Statement, the Committee had not previously exercised its discretionary ability to direct such bonus payments. The Committee may also limit AIP awards when performance criteria are satisfied.

In 2009, the Committee awarded discretionary bonuses as follows:

Major Transaction Bonus:  In December 2007, the Company completed the acquisition of Palmarejo Silver and Gold Corporation and Bolnisi Gold. In recognition of the successful close of the transaction, which required a level of effort during 2007 that was significantly over and above the ongoing responsibilities of the key employees responsible for the transaction, the Committee, together with the other independent members of the Board, determined in January 2008 that it was appropriate to award a special one-time “Major Transaction Bonus” to these employees. These employees included our current NEOs. One-half of the Major Transaction Bonus was paid in cash in January 2008. The other half was paid in cash in the second quarter of 2009 after the Company booked silver sales from Palmarejo. The Committee determined that deferring the payout of the second half of the transaction bonus balances the interests of both the recipients and shareholders, in that it recognizes the successful close of the transaction and also ensures that there is alignment between the bonus and the expected benefits of acquisition. The current NEOs who were awarded a Major Transaction Bonus and the portion of the bonus amounts paid in 2009 are as follows:

Named Executive Officer	2009 Payment Amount
Dennis E. Wheeler	$279,825

Mitchell J. Krebs	$162,500

Richard M. Weston	$129,000

Donald J. Birak	$121,000

Kelli C. Kast	$116,175

Mr. Krebs was awarded a larger bonus as a percentage of salary than the other NEOs, based on the Committee’s assessment that his contribution to the transaction exceeded that of the other NEOs. The Board reserves the right to pay — or not to pay — a major transaction bonus for any future transactions, as it deems appropriate.

Long-Term Incentive Plan (LTIP)

The primary purpose of our long-term incentive plan is to align the interests of our executives with those of the shareholders by rewarding the executives for creating shareholder value over the long term. The LTIP is also an attractive vehicle for attracting and retaining executive talent in the highly competitive mining market.

Forms and Mix of Long-Term Incentive Compensation:  The Company’s 2003 Long-Term Incentive Plan provides for the award of stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units, and cash-based awards. Since 2006, the Committee has used stock options, restricted stock, and performance shares in its LTIP grants to executives, with one-third of the total long-term incentive value in each of these three forms of equity. The Committee believes that this mix provides alignment with shareholder interests, balances incentive and retention needs, and minimizes share dilution. Stock options provide alignment with shareholder interests by focusing the executives on creating shareholder value over the long-term via share price appreciation. Restricted stock is granted with a three-year service vesting requirement for retention purposes, while also providing alignment with shareholders via actual share ownership. Performance shares are earned based on total shareholder return performance relative to the companies in our peer group.

LTIP grants are made on an annual basis. This enables the Committee to adjust the levels, forms, and mix of long-term incentive grants, as appropriate, to respond to changes in the precious metal mining industry and the broader market, as well as to respond to Company-specific changes and issues. The Committee does not take into account prior equity awards when making annual equity awards to executives.

For LTIP grants made in early 2009, the Committee approved grants of cash-settled stock appreciation rights, restricted stock units and performance units, in addition to grants of stock options, restricted stock, and performance shares. The cash-settled grants have the same terms as the equity-based grants and provide identical payout opportunities. The purpose of making these non-equity grants was to minimize the level of shareholder dilution resulting from the 2009 LTIP grants, reflecting the impact of the significant drop in the Company’s share price over the past year on the number of shares needed for the grants, even though the actual LTIP grants made to each executive were significantly below the target grant levels, as discussed below in “LTIP Target Opportunities.” The specific terms of the long-term incentives granted to our NEOs in 2009 are disclosed in the 2009 Grants of Plan-Based Awards table included in this proxy statement.

For LTIP grants made in early 2010, only cash-settled stock appreciation rights, restricted stock units and performance units were used, due to limited number of shares remaining in the 2003 Long-Term Incentive Plan to make equity-based grants.

Timing of Long-Term Incentive Awards:  The Committee makes annual long-term incentive grants to the Company’s executives at its regular first quarter meeting. In 2009, the grants were approved at the February Committee meeting. Grants to the CEO are approved by the independent members of the Board, including the members of the Committee. Grants to the non-CEO executive officers are approved by the Committee, based on the recommendations of the CEO. The Committee meeting date is the effective grant date for equity grants, unless Board approval is required. The exercise price for stock options and the grant price for restricted stock and performance shares is the greater of the closing price of the stock on the day of grant (or the day after the grant day if the grant day falls on a weekend or non-market day) or the par value per share. For executives who are hired or appointed during the year, the Committee recommends compensation levels in connection with the Board’s appointment of the executive and may approve equity grants for the executive. The Committee does not coordinate the timing of equity awards with the release of material, non-public information.

LTIP Target Opportunities:  The Committee has established target levels of long-term incentive awards for each executive expressed as a percentage of base salary. The levels are determined based on the competitive market and the desired market positioning, the individual executive’s position, organization level, scope of responsibility, ability to impact our performance, and internal equity among the executives. In 2008, the Committee approved an increase in the target long-term incentive values as a percentage of base salary for our executives, beginning with the grants made in 2009. The current target long-term incentive values as a percentage of base salary for our NEOs are as follows:

		Actual 2009 LTIP Payment		2008 Market Range
		2009 Target	2009 Actual	50th	75th
Named Executive Officer	$ Amount	(% of Salary)	(% of Salary)	Percentile	Percentile
Dennis E. Wheeler	$1,206,977	280%	205%	163%	340%

Mitchell J. Krebs	$269,555	140%	103%	102%	180%

Richard M. Weston	$297,660	140%	103%	108%	168%

Donald J. Birak	$269,555	140%	103%	128%	183%

Kelli C. Kast(a)	$256,958	140%	98%	106%	206%

(a)	Comparative market data presented for Ms. Kast is 2009 market data for the positions of Senior Vice President, General Counsel, and Chief Administrative Officer, which she assumed in early 2009.

Although the 2009 target LTIP opportunities were increased from 2008 levels, the actual LTIP grants approved by the Committee in February 2009 were significantly below these new levels, and approximated the value of the 2008 LTIP grants. This is because on the date of grant, prior to the effectiveness of the 1-for-10 reverse share split effective May 26, 2009, the closing price of the Company’s common stock was $0.69. However, the par value of the Company’s common stock at that time was $1.00 per share, and as discussed above in “Timing of Long-Term Incentive Awards,” grants are made based on the greater of these two values. As a result, fewer awards were granted than would have been had the actual share price been used to determine the awards. The Committee believed that in light of the global economic downturn and the decline in Company’s share price, providing LTIP grants below the intended target levels was appropriate for the 2009 grants.

Stock Options:  Stock options (including stock appreciation rights) represent one-third of the target LTIP value granted to Coeur’s executives (including our NEOs) in 2009. The number of options granted is determined by dividing the total option grant value by the Black-Scholes value of a single option. The Committee believes that options provide an incentive for executives to drive long-term share price appreciation through the development and execution of effective long-term business strategies. Stock options are issued at the higher of the par value per share or 100% of the fair market value to assure that executives will receive a benefit only when the stock price increases. Stock options therefore align executives’ interests with those of shareholders. Stock options granted in 2009 had an exercise price of $1.00 (as a result of the Company’s 1-for-10 reverse stock split, these stock options now have an exercise price of $10), which represented a 45% reduction in value to the executive as that price was $0.31 above the closing price of Coeur’s common stock on the date of grant. Stock options generally have value for the executive only if the executive remains employed for the period required for the options to vest. Stock options therefore provide retention value. Stock options granted in 2009 vest at a rate of 33 1/3% per year and expire at the end of ten years (or earlier in the case of termination of employment).

Restricted Stock:  Restricted stock (including restricted stock units) represents one-third of the target LTIP value granted to Coeur’s executives (including our NEOs) in 2009. The number of restricted shares granted is determined by dividing the total restricted stock grant value by the higher of the par value per share or the fair market value, as described above. The number of restricted shares granted in 2009 was based on the $1.00 par value, which represented a 45% reduction in value to the executive as that price was $0.31 above the closing price of Coeur’s common stock on the date of grant. The Committee believes that restricted stock aligns executives’ interests with those of shareholders via actual share ownership while also providing retention value and therefore also continuity in the Company’s senior leadership team. Restricted stock also balances the more volatile rewards associated with stock options by providing value to the executives even with a declining share price, which may occur due to general market or industry-specific forces that are beyond the control of the executives (for example, a drop in the market prices of silver and gold). Restricted stock granted in 2009 vests at a rate of 33 1/3% per year based on continued employment with the Company. Holders of restricted stock may, if the Committee so determines, receive dividends, if any, and exercise voting rights on their restricted stock during the period of restriction. There are no performance restrictions associated with the grants of restricted stock. The Committee may grant restricted stock with alternative vesting schedules or with performance restrictions as deemed necessary to achieve the desired business goals.

Performance Shares:  Performance shares (including performance units) represent one-third of the target LTIP value granted to Coeur’s executives (including our NEOs) in 2009. The target number of performance shares granted is determined by dividing the target performance share grant value by the higher of the par value per share or the fair market value, as defined above. As with restricted stock, the number of performance shares granted in 2009 was based on the $1.00 par value, which represented a 45% reduction in value to the executive as that price was $0.31 above the closing price of Coeur’s common stock on the date of grant. Performance is measured over a three-year period in comparison to the peer group described above. Performance shares are earned based on our total shareholder return (“TSR”) performance over a three-year period relative to our peer group. TSR is defined as stock price appreciation plus dividends and any cash-equivalent distributions. TSR is calculated using the three-month average share price at the beginning and end of the period (i.e., three-month averages ending December 31, 2008 and December 31, 2011 for the 2009-2011 grant). This measure is intended to focus the Company’s executives on creating shareholder value, while further aligning executives’ interests with those of shareholders via the use of shares. Performance is measured relative to peers in order to mitigate the impact of metal prices on the ultimate award value, as the share prices of our peers are similarly influenced by realized metal prices. Measuring TSR relative to peers also aligns executives’ interests with those of shareholders by rewarding the creation of shareholder value in excess of what our shareholders could realize by investing in other companies in our industry. For the 2009-2011 performance period, the relative TSR performance scale and the corresponding number of shares earned as a percentage of target were set by the Committee as follows (unchanged from prior performance periods):

Number of
	TSR Percentile Rank	Shares Earned
Performance Level	(vs. Peer Group)	(% of Target)
Maximum	75th percentile	200% of target

Target	50th percentile	100% of target

Threshold	25th percentile	25% of target

No performance shares are earned if the Company’s performance is below threshold. The number of performance shares earned is interpolated for relative TSR performance between threshold and target levels and for performance between target and maximum levels. As performance shares are earned, shares of Coeur common stock are issued to the participant.

For the 2007-2009 performance period, the Company performed below the 25th percentile of the peer group and therefore no performance shares were earned. The table below sets forth the threshold, target and maximum TSR performance levels for the 2007-2009 performance period, corresponding respectively to the 25th, 50th and 75th percentile TSR performance of the peer group, and the Company’s TSR performance.

		Number of
	2007-2009 TSR	Shares Earned
Performance Level	(Annualized)	(% of Target)
Maximum	18.08%	200% of target

Target	2.98%	100% of target

Threshold	−4.05%	25% of target

Coeur	−24.31%	0% of target

Benefits and Perquisites

The primary purpose of providing benefits and limited perquisites to Coeur’s executives is to attract and retain the talent to manage the Company. The Committee intends the type and value of benefits and perquisites offered to be competitive with overall market practices. Details of the benefits and perquisites provided to our NEOs are disclosed in the “All Other Compensation” column of the 2009 Summary Compensation Table set forth in this proxy statement.

The primary benefits for the Company’s executives include participation in the Company’s broad-based plans: the 401(k) and defined contribution retirement plans (which includes matching Company contributions), health and dental coverage, various Company-paid insurance plans, including disability and life insurance, paid time off and paid holidays. The Company also provides certain expatriate benefits and supplementary allowances to its expatriate employees, as the Company deems appropriate and consistent with typical market practices.

With respect to perquisites, Coeur prefers to take a minimalist approach. In general, Coeur will provide a specific perquisite only when the perquisite provides competitive value and promotes retention of executives, or when the perquisite provides shareholder value, such as ensuring the health of the executives. In addition, perquisites that promote efficient performance of the Company’s executives are also considered. The limited perquisites Coeur provides its executives may include an automobile allowance or Company vehicle and fuel allowance, physical exam, and home office expense.

Employment Agreements

The Company has employment agreements with each of its Named Executive Officers. Each agreement specifies the terms and conditions of employment, the duties and responsibilities of the executive during the term, the compensation and benefits to be provided by the Company in exchange for the executive’s services, the compensation and benefits to be provided by the Company in the event of a qualifying termination of employment not preceded by a change-in-control of the Company, and the compensation and benefits to be provided by the Company in the event of a qualifying termination of employment that is preceded by a change-in-control of the Company. The Compensation Committee believes that such agreements benefit the Company by clarifying the terms of employment and ensuring the Company is protected by noncompete and nondisclosure provisions.

All of the employment agreements and severance and change-in-control provisions were developed by the Company and the Compensation Committee based on market and industry competitive practice. The Company periodically reviews, along with the Compensation Committee, the benefits provided under the agreements to ensure that they continue to serve Coeur’s interests in retaining these key executives, are consistent with market and industry practice, and are reasonable.

The Company has an employment agreement with Dennis E. Wheeler, Chairman of the Board, President and Chief Executive Officer, which provides for a term of employment through December 31, 2010 unless terminated or modified by the Company by written notice, subject to the terms and conditions of the agreement. Mr. Wheeler’s employment agreement calls for a base salary of $587,633 plus annual incentive compensation, and in the event of his death, his employment agreement provides for a lump sum payment to his estate of an amount equal to his annual base salary and eligible annual incentive plan payment at the time of his death. The Company additionally has a change-in-control agreement with Mr. Wheeler more fully described below under “Termination of Employment/Severance and Change-in-Control Arrangements— Chairman of the Board, President and Chief Executive Officer.”

The Company has an employment agreement with Richard M. Weston, Senior Vice President, Operations, which provides for a term of employment through July 31, 2010. His agreement calls for a base salary of $289,820 plus annual incentive compensation and certain expatriate benefits. Mr. Weston’s employment agreement includes change-in-control provisions as described below under “Termination of Employment/Severance and Change-in-Control Arrangements — Executive Officers Other Than CEO”. Mr. Weston resigned from the Company due to personal reasons, effective March 31, 2010.

Effective July 31, 2009, the Company entered into an amendment to our employment agreement with Mitchell J. Krebs, pursuant to which he is employed as Senior Vice President and Chief Financial Officer, extending the term through July 31, 2011. His agreement calls for a base salary of $262,449 plus annual incentive compensation. Mr. Krebs’s employment agreement includes change-in-control provisions as described below under “Termination of Employment/Severance and Change-in-Control Arrangements — Executive Officers Other Than CEO”.

Effective July 31, 2009, the Company entered into an amendment to our employment agreement with Donald J. Birak, pursuant to which he is employed as Senior Vice President, Exploration, extending the term through July 31, 2011. His agreement calls for a base salary of $262,449 plus annual incentive compensation. Mr. Birak’s employment agreement includes change-in-control provisions as described below under “Termination of Employment/Severance and Change-in-Control Arrangements — Executive Officers Other Than CEO”.

Effective July 31, 2009, the Company entered into an amendment to our employment agreement with Kelli C. Kast, pursuant to which she is employed as Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary, extending the term through July 31, 2011. Her agreement calls for a base salary of $262,449 plus annual incentive compensation. Ms. Kast’s employment agreement includes the same change-in-control provisions as described below under “Termination of Employment/Severance and Change-in-Control Arrangements — Executive Officers Other Than CEO”.

In addition to the above described employment agreements, the Company has change-in-control agreements with a total of seven executive officers that provide for certain benefits that would be payable to the executives in the event of a change-in-control followed by the termination of the executive’s employment within two years for any reason other than termination for cause, disability, death, normal retirement or early retirement. These agreements continue from year to year unless terminated by the Company by written notice.

Termination of Employment/Severance and Change-in-Control Arrangements

Executive Officers Other Than CEO

The Committee believes severance arrangements are an essential component of the executive compensation program and are necessary to attract and retain senior talent in a highly competitive market. Regarding the change-in-control provisions, the Committee believes that these agreements provide reasonable compensation in the unique circumstances of a change-in-control that are not provided by the Company’s other compensation programs. The Committee believes that change-in-control benefits, if structured appropriately, serve to minimize the distraction caused by a potential change-in-control transaction and reduce the risk that key talent would leave the Company before a change-in-control transaction closes. The Committee also believes that these provisions motivate executives to make decisions that are in the best interests of the shareholders should a transaction take place by providing executives with the necessary job stability and financial security during a change-in-control transaction (and the subsequent period of uncertainty) to help them stay focused on managing the Company rather than on their own personal employment situation. The Committee believes that all of these objectives serve the shareholders’ interests.

Each of the following constitute a change-in-control under the Company’s change-in-control agreements with the NEOs other than the CEO:

•	any organization, group or person (“Person”) (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the then outstanding securities of the Company;

•	during any two-year period, a majority of the members of the Board serving at the effective date of the change-in-control agreement is replaced by directors who are not nominated and approved by the Board;

•	a majority of the members of the Board is represented by, appointed by or affiliated with any Person who the Board has determined is seeking to effect a change-in-control of the Company; or

•	the Company is combined with or acquired by another company and the Board determines, either before such event or thereafter, by resolution, that a change-in-control will occur or has occurred.

If a change-in-control occurs, an executive shall be entitled to the benefits described below only upon a subsequent involuntary termination, whether actual or constructive, of the executive’s employment within the two year period immediately following the change-in-control, for any reason other than termination for cause, disability, death, normal retirement or early retirement. Termination for “cause” is termination of employment on account of (i) fraud, misrepresentation, theft or embezzlement, (ii) intentional violation of laws involving moral turpitude or which is materially injurious to the Company, (iii) willful and continued failure by the executive substantially to perform his or her duties with the Company or its subsidiaries (other than failure resulting from the executive’s incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the executive by the President or the Chairman of the Board of the Company, which demand specifically identifies the manner in which the executive has not substantially performed his or her duties.

The following benefits are payable to an executive in the event of a qualifying termination of employment within two years following a change-in-control:

•	a lump sum equivalent to the executive’s base salary for the two years following the change-in-control;

•	a lump sum equivalent to short-term and long-term bonuses at target levels pursuant to the Company’s then current long-term incentive plan that would have been paid in the two years following the change-in-control;

•	continuation of medical, dental and long-term disability benefits or costs of benefits during the two years following the change-in-control;

•	acceleration of the exercise date and vesting of all outstanding stock options, stock appreciation rights, restricted stock, performance plan awards and performance shares granted by Coeur under the Company’s long-term incentive plan;

•	continued credit for years of service during the two years following the change-in-control for purposes of determining the executive’s retirement benefits under the Company’s defined contribution and 401(k) retirement plans; and

•	reimbursement of legal fees and expenses incurred as a result of the change-in-control.

For all of the NEOs except the CEO, the agreements provide for special circumstances in the event the payment provided would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. In this case, the payment will be reduced to the amount that will result in no portion being subject to the excise tax. This clause limits the exposure of the Company and the executives to the parachute payment rules. Because of the critical nature of the CEO position, the change-in-control agreement for the CEO provides that for any payment that qualifies as an “excess parachute payment,” the Company will pay an additional amount in cash so that the net amount retained by the CEO after the deduction of all applicable taxes will be equal to the initial change-in-control payment.

Chairman of the Board, President and Chief Executive Officer

Coeur has a change-in-control Agreement with Dennis E. Wheeler in similar form to the above described executive change-in-control agreements with the exception of the definition of change-in-control and the benefits available in connection with a change-in-control and subsequent qualifying termination. Under this change-in-control agreement, the definition of change-in-control is as follows:

•	any person becomes the beneficial owner (other than through a merger or consolidation involving the Company) of securities (i) representing 50% or more of the voting power of the Company’s then outstanding securities with respect to the election of directors or (ii) representing 20% or more of the voting power of the Company’s then outstanding securities with respect to the election of directors if the Company has any publicly held class of securities;

•	during any 24 month period, the directors at the beginning of such period together with any directors elected or nominated by 2/3 of the directors in office at the beginning of such period cease to constitute a majority of the board; or

•	the consummation of any of the following: a plan of complete liquidation of the Company; the sale or disposition in one transaction or a series of transactions of assets that generated at least 50% of the Company’s total net sales for the most recently ended year; or a merger, consolidation or reorganization of the Company other than one that would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent more than 65% of the combined voting power of the voting securities of the surviving entity immediately after such transaction.

If a qualifying termination of employment occurs within two years following the change-in-control, Mr. Wheeler will receive the following:

•	base salary through the date of termination;

•	accrued but unused vacation pay through the date of termination; and

•	all other rights and benefits Mr. Wheeler is vested in, pursuant to the Company’s plans and programs.

In addition, provided that Mr. Wheeler executes a release of claims against the Company that is effective within 60 days following the date of termination, Mr. Wheeler will receive:

•	a lump sum payment equal to the target annual bonus to which Mr. Wheeler would have been otherwise entitled, multiplied by a fraction, the numerator of which is the number of completed days in the year through the date of termination and the denominator of which is 365;

•	a lump sum payment equal to three times the sum of Mr. Wheeler’s base salary, target annual bonus and long term incentive award;

•	continuation of health care benefits for Mr. Wheeler and his dependents for three years, unless Mr. Wheeler earlier becomes eligible for comparable coverage at a comparable cost;

•	acceleration of the exercise date and vesting of all Mr. Wheeler’s outstanding stock options, stock appreciation rights, restricted stock, performance plan awards and performance shares granted by Coeur under the Company’s long-term incentive plan;

•	a lump sum payment of the actuarial present value equivalent of aggregate benefits under any supplemental retirement plans in which Mr. Wheeler participates, calculated under the assumption that Mr. Wheeler’s employment continued for three years after the date of termination; and

•	reimbursement of legal fees and expenses incurred as a result of a refusal by the Company to provide the severance benefits described above.

Supplementary Compensation Policies

The Committee has established additional policies to ensure that the overall compensation structure is responsive to shareholder interests and competitive with the market. These specific policies are outlined below. The Committee has not established a “clawback” policy to recoup incentive awards that were earned based on performance that was later restated or adjusted, so that the awards would not have been earned. The Committee has also not established a stock ownership policy or holding period requirements for Company stock earned from LTIP grants.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid by a public company to certain of its most highly compensated executives to $1 million, per executive, per year. However, there are exceptions for payments made by a public company due to death, disability, a change-in-control or for those payments that are performance based. In February of 2008, the Internal Revenue Service issued various rulings that concluded payments made pursuant to employment contracts, irrespective of performance, based upon voluntary retirement, resignation or termination without cause will prevent such compensation from meeting the performance-based exception, even in years the performance goals were attained. These rulings are prospective and will not apply to compensation paid with respect to performance periods which commence on or before January 1, 2009, and payments pursuant to employment contracts that were in effect on February 21, 2008, without consideration for extensions, renewals and evergreen provisions.

The Committee believes that the stock options and performance shares granted to the Company’s NEOs under the 2003 Long-Term Incentive Plan generally qualify under Section 162(m) as performance-based compensation. The Committee also believes that the portion of the Annual Incentive Plan that pays out based on the achievement of corporate goals qualifies under Section 162(m). Grants of service-vesting restricted stock are not performance-based, and therefore are potentially not deductible. However, deductibility is not the sole factor used by the Committee in ascertaining appropriate levels or manner of compensation. The Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to attract, retain and reward high-performing executives, and to promote business objectives that may not necessarily align with the requirements for full deductibility under Section 162(m). Consequently, the Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m), and the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m).

Individual Tax Treatment

For individual tax purposes, the Company typically withholds common shares to cover income taxes resulting from the vesting of restricted stock, or payment of common stock earned upon satisfaction of performance share targets.

2009 SUMMARY COMPENSATION TABLE

Set forth below is information regarding compensation earned by or paid or awarded to the following executive officers of the Company during the years ended December 31, 2007, 2008 and 2009: (i) Dennis E. Wheeler, Chairman of the Board, President, and Chief Executive Officer; (ii) Mitchell J. Krebs, Senior Vice President and Chief Financial Officer; and (iii) Richard M. Weston, Senior Vice President, Operations, Donald J. Birak, Senior Vice President, Exploration, and Kelli C. Kast, Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary, which persons were the three most highly compensated executive officers whose total compensation exceeded $100,000 during 2009. The identification of such Named Executive Officers is determined based on each individual’s total compensation for the year ended December 31, 2009, as reported below.

						Non-Equity
						Incentive Plan
				Stock	Option	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Earnings	Compensation	Total
Position	Year	($)	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)

Dennis E. Wheeler	2009	$587,633	$279,825	$850,113	$356,864	$359,925	$92,959	$2,527,319
Chairman, President &	2008	$587,633	$0	$930,666	$334,356	$310,564	$82,143	$2,245,362
Chief Executive Officer	2007	$560,234	$379,825	$860,284	$289,544	$391,055	$80,018	$2,560,960
Mitchell J. Krebs	2009	$262,449	$162,500	$189,860	$79,695	$112,197	$139,202	$945,903
Senior Vice President &	2008	$262,558	$25,000	$172,851	$55,667	$82,480	$84,474	$683,030
Chief Financial Officer	2007	$232,947	$187,500	$161,954	$48,199	$109,143	$34,924	$774,667
Richard M. Weston	2009	$289,820	$129,000	$209,653	$88,007	$68,470	$139,860	$924,810
Senior Vice President, Operations	2008	$289,820	$0	$282,282	$79,280	$81,512	$93,557	$826,451
	2007	$247,270	$129,000	$205,006	$40,397	$109,076	$36,500	$767,249
Donald J. Birak	2009	$262,449	$121,000	$189,860	$79,695	$106,292	$43,489	$802,785
Senior Vice President, Exploration	2008	$262,758	$0	$215,045	$74,358	$78,028	$36,985	$667,174
	2007	$241,014	$146,000	$199,859	$64,414	$110,042	$36,138	$797,467
Kelli C. Kast	2009	$258,906	$116,175	$182,428	$74,530	$116,497	$48,236	$796,773
Senior Vice President, General	2008	$245,444	$0	$210,421	$71,400	$81,005	$33,723	$641,993
Counsel, Chief Administrative	2007	$231,099	$116,175	$195,869	$61,852	$103,157	$69,476	$777,628
Officer & Corporate Secretary

Explanatory Notes:

(a)	The dollar value of bonus earned during the year. A one-time discretionary major transaction bonus was awarded to key executives for the consummation of the merger with Bolnisi Gold and Palmarejo Silver & Gold in December 2007. One-half of this major transaction bonus was paid in January 2008 and was included in the 2007 charted amounts above; the second half of this major transaction bonus was paid in early 2009.

(b)	The aggregate grant date fair value of stock awards, as calculated in accordance with FASB ASC 718, for the year ended December 31, 2009. The values shown for 2009 include the following:

		Cash-settled		Cash-settled
	Restricted	Restricted	Performance	Performance
	Shares	Share Units	Shares	Units

Dennis E. Wheeler	$224,333	$154,105	$279,603	$192,072
Mitchell J. Krebs	$50,101	$34,417	$62,445	$42,897
Richard M. Weston	$55,324	$38,005	$68,955	$47,369
Donald J. Birak	$50,101	$34,417	$62,445	$42,897
Kelli C. Kast	$51,726	$32,189	$58,394	$40,119

The disclosure for prior years reflects the aggregate grant date fair value as calculated under FASB ASC 718. As explained in the narrative of this proxy statement, the restricted share and restricted share unit awards vest one-third on the first anniversary of the award, one-third on the second anniversary of the award and one-third on the third anniversary of the award.

The actual value to the NEO for the performance share and performance unit portions of the grants is dependent upon meeting certain performance criteria at the third anniversary of the award, as explained in the “Compensation Discussion and Analysis” section above. Threshold performance was not met for the performance shares granted in 2007 and therefore the shares for this portion of the 2007 award were forfeited and the value received by the NEOs was zero. The most probable value of the 2009 performance share and performance unit grants is shown in the above table, while the maximum value of these 2009 grants is as follows: for Mr. Wheeler, $943,351; for Mr. Krebs, $210,683; for Mr. Weston, $232,647; for Mr. Birak, $210,683 and for Ms. Kast, $197,026. For additional information see Footnote O to the to the Company’s consolidated financial statements for the year ended December 31, 2009.

(c)	The aggregate grant date fair value of option awards for the year ended December 31, 2009, as calculated in accordance with FASB ASC 718 and as described in Note O to the Company’s consolidated financial statements for the year ended December 31, 2009. The values shown for 2009 include the following cash-settled stock appreciation rights: for Mr. Wheeler, $145,320; for Mr. Krebs, $32,453; for Mr. Weston, $35,838; for Mr. Birak, $32,453 and for Ms. Kast, $30,349. Prior year awards have been changed to reflect this aggregate grant date fair value. As explained in the narrative of this proxy statement, these awards vest one-third on the first anniversary of the award, one-third on the second anniversary of the award and one-third on the third anniversary of the award. For additional information see Note O to the Company’s financial statements for the year ended December 31, 2009.

(d)	The dollar value of all earnings for services performed during the year pursuant to awards under non-equity incentive plans (i.e., amounts earned, not paid out) and all earnings on any outstanding awards. The values are Annual Incentive Plan awards made on March 8, 2010. The criteria for such awards is described in detail in the “Compensation Discussion and Analysis” section above.

(e)	All other compensation, including perquisites, gross-ups, and amounts paid or accrued under termination or change-in-control arrangements. Mr. Wheeler’s total includes $21,750 per year in executive physicals for himself and his spouse and $1,500 representing the personal portion of the use of a Company provided automobile. Mr. Krebs, Mr. Birak and Ms. Kast each received $12,000 as a personal vehicle allowance for Company use. Mr. Krebs received relocation benefits in the amount of $101,670.31 during the year; Mr. Weston received $21,600 in Company-paid housing and $92,260.32 under the Company’s tax equalization plan for expatriate employees and Ms. Kast received $5,972 in travel and compensation benefits. Also includes contributions to the defined contribution and 401(k) retirement plans (the “Retirement Plan”) and amounts credited to our Non-Qualified Supplemental Retirement Plan (the “Supplemental Plan”) prior to its termination and cash payments in lieu of contributions to the Supplemental Plan thereafter. All U.S. employees are eligible to participate in the Retirement Plan. The amount of our annual contribution is determined annually by the Board of Directors and may not exceed 15% of the participants’ aggregate compensation. For the year 2009, the contribution was 4%. In addition, the Retirement Plan provides for an Employee Savings Plan which allows each employee to contribute up to 100% of his or her compensation, subject to a maximum contribution of $15,500 and an additional $5,000 catch-up if age 50 or over. The Company contributes an amount equal to 100% of the first 3% of an employee’s contribution and 50% of the next 2% of an employee’s contribution. Defined contributions under the Retirement Plan are fully vested after six years of employment and the Company’s match contribution vests immediately. Retirement benefits under the Retirement Plan are based on a participant’s investment fund account upon retirement. For 2009, each of Messrs. Wheeler, Krebs, Birak and Ms. Kast were credited with an additional contribution based on 5% of their income in excess of the above-referenced Retirement Plan limit of $51,309, $16,331, $13,089, and $11,864 respectively. Mr. Weston, who does not participate in the Company’s defined contribution and 401(k) retirement plans, received additional compensation of $26,000 (USD) as a Company-paid contribution to the Australian Superannuation Fund.

2009 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all incentive plan awards that were made to the named executive officers during 2009, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition or a market condition as those terms are defined by FASB ASC 718. Non-equity incentive plan awards are awards that are not subject to FASB ASC 718 and are intended to serve as an incentive for performance to occur over a specified period.

									All Other	All Other
									Stock	Option		Grant
									Awards:	Awards:	Exercise or	Date Fair
						Estimated Future Payouts			Number of	Number of	Base	Value of
			Estimated Possible Payouts Under Non-Equity Incentive			Under Equity Incentive Plan			Shares of	Securities	Price of	Stock and
	Grant		Plan Awards			Awards			Stock or	Underlying	Option	Option
	Date		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Award
Name	(a)		($)(b)	($)(b)	($)(b)	(#)(c)	(#)(c)	(#)(c)	(#)(d)	(#)(e)	($/Sh)(f)	(g)

Dennis E. Wheeler	2/10/2009		205,672	411,343	822,686
	2/3/2009	(c-1)				8,128	32,512	65,024				$279,603
	2/3/2009	(c-2)				5,584	22,334	44,668				$192,072
	2/3/2009	(d-1)							32,512			$224,333
	2/3/2009	(d-2)							22,334			$154,105
	2/3/2009	(e-1)								54,187	$10.00	$211,543
	2/3/2009	(e-2)								37,224	$10.00	$145,320
Mitchell J. Krebs	2/10/2009		59,051	118,102	236,204
	2/3/2009	(c-1)				1,815	7,261	14,522				$62,445
	2/3/2009	(c-2)				1,247	4,988	9,976				$42,897
	2/3/2009	(d-1)							7,261			$50,101
	2/3/2009	(d-2)							4,988			$34,417
	2/3/2009	(e-1)								12,101	$10.00	$47,242
	2/3/2009	(e-2)								8,313	$10.00	$32,453
Richard M. Weston	2/10/2009		65,210	130,419	260,838
	2/3/2009	(c-1)				2,005	8,018	16,036				$68,955
	2/3/2009	(c-2)				1,377	5,508	11,016				$47,369
	2/3/2009	(d-1)							8,018			$55,324
	2/3/2009	(d-2)							5,508			$38,005
	2/3/2009	(e-1)								13,363	$10.00	$52,168
	2/3/2009	(e-2)								9,180	$10.00	$35,838
Donald J. Birak	2/10/2009		59,051	118,102	236,204
	2/3/2009	(c-1)				1,815	7,261	14,522				$62,445
	2/3/2009	(c-2)				1,247	4,988	9,976				$42,897
	2/3/2009	(d-1)							7,261			$50,101
	2/3/2009	(d-2)							4,988			$34,417
	2/3/2009	(e-1)								12,101	$10.00	$47,242
	2/3/2009	(e-2)								8,313	$10.00	$32,453
Kelli C. Kast	2/10/2009		55,225	110,450	220,900
	2/3/2009	(c-1)				1,698	6,790	13,580				$58,394
	2/3/2009	(c-2)				1,166	4,665	9,330				$40,119
	2/3/2009	(d-1)							6,790			$46,851
	2/3/2009	(d-2)							4,665			$32,189
	2/3/2009	(e-1)								11,317	$10.00	$44,181
	2/3/2009	(e-2)								7,774	$10.00	$30,349

Explanatory Notes:

(a)	Date of Grants for 2009 under the Annual Incentive Plan and Long-Term Incentive Plan.

(b)	The dollar value of the estimated future payout upon satisfaction of the conditions in question under non-equity incentive plan awards granted in the year, or the applicable range of estimated payouts denominated in dollars (threshold, target, and maximum amount).

(c)	The number of performance shares of stock and performance units to be paid out or vested upon satisfaction of the conditions in question, or the applicable range of estimated payouts denominated in the number of shares of stock, or the number of shares of underlying options under the award (threshold at 25%, target at 100%, and maximum amount at 200%). Determined by comparison of the Company’s total shareholder returns to those of its peers. See “Long-Term Incentive Plan (LTIP)” in the “Compensation Discussion and Analysis” section above. (c-1) references performance shares while (c-2) references cash-settled performance units.

(d)	The number of shares of stock (e.g. restricted stock) and restricted stock units granted in the year that are not required to be disclosed in the columns under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards.” (d-1) references restricted stock while (d-2) references cash-settled restricted stock units.

(e)	The number of shares or stock appreciation rights underlying options granted in the year that are not required to be disclosed in the columns under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards.” (e-1) references shares underlying options while (e-2) references cash-settled stock appreciation rights.

(f)	The per-share exercise or base price of the options and stock appreciation rights granted in the year.

(g)	Fair market value of stock and options granted on the award date.

OUTSTANDING EQUITY AWARDS AT 2009 YEAR-END

The following table sets forth information on outstanding option and stock awards held by the Named Executive Officers at December 31, 2009, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan Awards:
			Equity					Awards:	Market
			Incentive					Number	or Payout
			Plan Awards:				Market	of Unearned	Value of
		Number of	Number			Number of	Value of	Shares,	Unearned
	Number of	Securities	of Securities			Shares or	Shares or	Units or	Shares,
	Securities	Underlying	Underlying			Units of	Units of	Other	Units or
	Underlying	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Other Rights
	Unexercised	Options (#)	Unearned	Exercise	Option	Have Not	Have Not	Have Not	That Have
	Options (#)	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Exercisable	(a)	(#)	($)	Date	(#)(b)	($)	(#)(c)	($)(d)

Dennis E. Wheeler	2,682		—	$35.60	3/21/2010	65,932	$941,485	69,760	$1,048,586
	21,859		—	$7.40	12/17/2011
	2,772		—	$12.30	3/19/2012
	22,351		—	$18.50	9/17/2012
	6,256		—	$16.30	10/2/2012
	10,998		—	$70.90	2/19/2014
	20,725		—	$39.20	2/16/2015
	9,229		—	$51.40	2/20/2016
	8,215	4,106		$39.90	3/20/2017
	4,372	8,740		$48.50	1/10/2018
		54,187		$10.00	2/3/2019
		37,224		$10.00	2/3/2019
Mitchell J. Krebs	1,584		—	$70.90	2/19/2014	14,444	$205,192	14,732	$218,874
	2,843		—	$39.20	2/16/2015
	1,536		—	$51.40	2/20/2016
	1,368	683		$39.90	3/20/2017
	729	1,454		$48.50	1/10/2018
		12,101		$10.00	2/3/2019
		8,313		$10.00	2/3/2019
Richard M. Weston	1,288		—	$51.40	2/20/2016	17,096	$247,284	16,264	$241,622
	1,146	573		$39.90	3/20/2017
	1,037	2,072		$48.50	1/10/2018
		13,363		$10.00	2/3/2019
		9,180		$10.00	2/3/2019
Donald J. Birak	2,255		—	$70.90	2/19/2014	14,873	$212,940	15,556	$233,936
	4,047		—	$39.20	2/16/2015
	1,944		—	$51.40	2/20/2016
	1,828	913		$39.90	3/20/2017
	973	1,943		$48.50	1/10/2018
		12,101		$10.00	2/3/2019
		8,313		$10.00	2/3/2019
Kelli C. Kast	1,844		—	$51.40	2/20/2016	14,050	$201,862	14,640	$220,268
	1,756	876		$39.90	3/20/2017
	934	1,866		$48.50	1/10/2018
		11,317		$10.00	2/3/2019
		7,774		$10.00	2/3/2019

Explanatory Notes:

(a)	As to stock options listed as unvested: For Mr. Wheeler, 4,370 vested 1/10/10; 18,063 vested 2/03/10; 4,106 vested 03/20/10; 4,370 vest 1/10/11; 18,062 vest 2/03/11 and 18,062 vest 2/03/12. For Mr. Krebs,

727 vested 1/10/10; 4,035 vested 2/03/10; 683 vested 3/20/10; 727 vest 1/10/11; 4,033 vest 2/03/11 and 4,033 vest 2/03/12. For Mr. Weston, 1,036 vested 1/10/10; 4,455 vested 2/03/10; 573 vested 3/20/10; 1,036 vest 1/10/11; 4,454 vest 2/03/11 and 4,454 vest 2/03/12. For Mr. Birak, 972 vested 1/10/10; 4,035 vested 2/03/10; 913 vested 3/20/10; 971 vest 1/10/11; 4,033 vest 2/03/11 and 4,033 vest 2/03/12. For Ms. Kast, 933 vested 1/10/10; 3,733 vested 2/03/10; 876 vested 3/20/10; 933 vest 1/10/11; 3,772 vest 2/03/11 and 3,722 vest 2/03/12. As to stock appreciation rights listed as unvested: For Mr. Wheeler, 12,408 vested on 2/03/10; 12,408 vest on 2/03/11; 12,408 vest on 2/03/12; for Mr. Krebs, 2,771 vested on 2/03/10; 2,711 vest on 2/03/11; 2,771 vest on 2/03/12; for Mr. Weston, 3,060 vested on 2/03/10; 3,060 vest on 2/03/11; 3,060 vest on 2/03/12; for Mr. Birak, 2,771 vested on 2/03/10; 2,771 vest on 2/03/11; 2,771 vest on 2/03/12; for Ms. Kast, 2,592 vested on 2/03/10; 2,591 vest on 2/03/11; 2,591 vest on 2/03/12.

(b)	As to shares of stock and restricted stock units listed as granted and unvested. For Mr. Wheeler, 4,382 vested 1/10/10; 10,838 vested 2/03/10; 4,460 vested 3/20/10; 2,244 vest 1/10/11; 10,837 vest 2/03/11 and 10,837 vest 2/03/12. For Mr. Krebs, 923 vested 1/10/10; 2,421 vested 2/03/10; 899 vested 3/20/10; 373 vest 1/10/11; 2,420 vest 2/03/11 and 2,420 vest 2/03/12. For Mr. Weston, 1,706 vested 1/10/10; 2,673 vested 2/03/10; 1,332 vested 3/20/10; 532 vest 1/10/11; 2,673 vest 2/03/11 and 2,672 vest 2/03/12. For Mr. Birak, 1,062 vested 1/10/10; 2,421 vested 2/03/10; 1,063 vested 3/20/10; 499 vest 1/10/11; 2,420 vest 2/03/11 and 2,420 vest 2/03/12. For Ms. Kast, 1,062 vested 1/10/10; 2,264 vested 2/03/10; 1,054 vested 3/20/10; 479 vest 1/10/11; 2,263 vest 2/03/11 and 2,263 vest 2/03/12. As to restricted stock units listed as granted and unvested: For Mr. Wheeler, 7,455 vested on 2/03/10; 7,455 vest on 2/03/11; 7,444 vest on 2/03/12; for Mr. Krebs, 1,663 vested on 2/03/10; 1,663 vest on 2/03/11; 1,662 vest on 2/03/12; for Mr. Weston, 1,836 vested on 2/03/10; 1,836 vest on 2/03/11; 1,836 vest on 2/03/12; for Mr. Birak, 1,663 vested on 2/03/10; 1,663 vest on 2/03/11; 1,662 vest on 2/03/12; for Ms. Kast, 1,555 vested on 2/03/10; 1,555 vest on 2/03/11; 1,555 vest on 2/03/12.

(c)	The total number of performance shares which do not vest until three years from date of grant.

(d)	The total value having fair market value at close of business at end of the year (12/31/2009).

2009 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock during 2009 for each of the named executive officers on an aggregated basis. The number of shares shown reflects the effects of the Company’s 2009 reverse stock split.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	(%)(a)	(#)	($)(b)

Dennis E. Wheeler	—	—	10,887	$95,312
Mitchell J. Krebs	—	—	2,163	$19,008
Richard M. Weston	—	—	3,324	$29,533
Donald J. Birak	—	—	2,556	$22,438
Kelli C. Kast	—	—	2,524	$22,179

Explanatory Notes:

(a)	The aggregate dollar value realized upon exercise of options (i.e., the difference between the market price of the underlying shares at exercise and the exercise price), or upon the transfer of an award for value.

(b)	The aggregate dollar value realized upon vesting of stock (i.e., the number of shares times the market price of the underlying shares on the vesting date), or upon the transfer of an award for value.

PENSION BENEFITS AND NON-QUALIFIED DEFERRED COMPENSATION

The Company does not maintain a Defined Benefit Pension Program nor does it provide a Non-Qualified Deferred Compensation Program.

Potential Payments Upon Termination or Change-in-Control

The Company has change-in-control agreements with each of the named executive officers that provide for certain benefits that will be payable to the executives in the event of a change-in-control and the termination of the executive’s employment within two years after such change-in-control for any reason other than for cause, disability, death, normal retirement or early retirement. See “Termination of Employment/Severance and Change-in-Control Arrangements” in the “Compensation Discussion and Analysis” section above for more detailed information on change-in-control benefits and definitions.

For all of the NEOs except the CEO, the change-in-control agreements provide that in event the payment provided would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, the payment will be reduced to the amount that will result in no portion being subject to the excise tax. The change-in-control agreement for the CEO provides that for any payment that qualifies as an “excess parachute payment”, the Company will pay an additional amount so that the net amount retained by the CEO after the deduction of all applicable taxes will be equal to the initial change-in-control payment.

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment following a change-in-control assuming the triggering event took place on December 31, 2009 (i.e., the last business day of 2009) and the price per share of the Company’s shares is the closing market price as of that date.

				Acceleration
				and
				Continuation
			Continuation	of Equity
			of Medical/	Awards
		Incremental	Welfare	(Unamortized
	Cash	Pension	Benefits	Expenses
	Severance	Benefit	(Present	as of	Excise Tax	Total
	Payments	(Present	Value)	12/31/08)	Gross-up	Termination
Name	(a)	Value)	(b)	(c)	(d)	Benefits

Dennis E. Wheeler
• Not for cause-involuntary	7,933,046	0	34,138	0	0	7,967,184
• Death & disability	998,976	0	0	0	0	998,976
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a change-in-control	7,933,046	0	34,138	0	4,242,213	12,209,397
Mitchell J. Krebs(e)
• Not for cause-involuntary	1,121,969	0	13,589	111,533	0	1,247,091
• Death & disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a change-in-control	1,495,959	0	18,118	111,533	0	1,625,610
Richard M. Weston(e)
• Not for cause-involuntary	481,826	0	11,017	135,018	0	627,861
• Death & disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a change-in-control	1,651,974	0	37,849	135,018	0	1,824,841
Donald J. Birak(e)
• Not for cause-involuntary	1,121,969	0	29,037	123,794	0	1,274,800
• Death & disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a change-in-control	1,495,959	0	38,716	123,794	0	1,658,469
Kelli C. Kast(e)

				Acceleration
				and
				Continuation
			Continuation	of Equity
			of Medical/	Awards
		Incremental	Welfare	(Unamortized
	Cash	Pension	Benefits	Expenses
	Severance	Benefit	(Present	as of	Excise Tax	Total
	Payments	(Present	Value)	12/31/08)	Gross-up	Termination
Name	(a)	Value)	(b)	(c)	(d)	Benefits

• Not for cause-involuntary	1,121,969	0	30,097	117,154	0	1,269,220
• Death & disability	0	0	0	0	0	0
• Not for cause-voluntary under age 65	0	0	0	0	0	0
• Termination subsequent to a change-in-control	1,495,959	0	40,129	117,154	0	1,653,242

Explanatory Notes:

(a)	See “Termination of Employment/Severance and Change-in-Control Arrangements” in the “Compensation Discussion and Analysis” section above for more detailed information on change-in-control benefits and definitions.

Cash severance payments consist of base salary, annual incentive plan at target, and cash value of long-term incentive plan at target, multiplied by the contract life. In the case of Mr. Wheeler, the contract term for change-in-control and employment agreement is three years; for the other NEOs, the contract term is two years for change-in-control agreements and 18 months for employment agreements, except for Mr. Weston whose employment agreement expires July 31, 2010. For all NEOs, the cash is paid in a lump sum.

(b)	Represents the net present value of medical, life, accidental death and disability for the term of the contract.

(c)	Represents any unvested stock options, Restricted Stock, or other equity awards remaining to be expensed. Under FASB ASC 718 and provisions of the long-term incentive plan, equity awards are expensed upon the participant reaching retirement age as defined under the plan. Mr. Wheeler reached the retirement age during 2007, therefore there are no unamortized expenses relative to his equity awards.

(d)	Upon a change in control, Mr. Wheeler is entitled to be reimbursed for the excise taxes as a result of Section 280(G) excise tax rules.

(e)	Under provisions in the employment contracts of all of the NEOs except Mr. Wheeler, the severance payments may be reduced to keep the total payments from exceeding the cap imposed by the “parachute payment” rules under Section 280G of the Internal Revenue Code. (The reductions for Messrs. Krebs, Weston, and Birak and Ms. Kast would be $264,832, $790,833, $704,115, $859,083, respectively.)

DIRECTOR COMPENSATION

Pursuant to our 2005 Non-Employee Directors’ Equity Incentive Plan, outside directors receive an annual retainer of $70,000, of which they must take a minimum of $20,000 in the form of common stock. Each director may elect to receive common stock in lieu of cash for up to the entire retainer amount. In mid-2009 this annual retainer was increased to $90,000 and each of the directors received the pro-rata increase in common stock. The directors of the Company are encouraged to hold common stock in the Company, thereby aligning their interests with those of the shareholders. The chairman fee for the Audit Committee is $10,000 per year and the chairmen fees for the Compensation Committee and the Nominating and Corporate Governance Committee are $7,500 per year. Committee members and chairmen receive $1,500 for each Committee meeting attended.

The following table sets forth information regarding the compensation received by each of the Company’s directors during the year ended December 31, 2009:

	Fees
	Earned or
	Paid in	Stock	Option
	Cash	Awards	Awards	Total
Name	($)(a)	($)(b)	($)(c)	($)

L. Michael Bogert(1)	$28,995	$23,797	0	$52,792
James J. Curran	$72,153	$23,797	0	$95,950
Sebastian Edwards	$59,903	$23,797	0	$83,700
Andrew Lundquist	$47,153	$23,797	0	$70,950
Robert E. Mellor	$71,153	$23,797	0	$94,950
John H. Robinson	$68,153	$23,797	0	$91,950
J. Kenneth Thompson	$74,903	$23,797	0	$98,700
Alex Vitale(2)	$30,000	$0	0	$30,000
Timothy R. Winterer	$52,657	$23,797	0	$76,454

Explanatory Notes:

(1)	Mr. Bogert was appointed to the Board of Directors effective March 17, 2009.

(2)	Mr. Vitale resigned from the Board of Directors effective March 17, 2009.

(a)	The aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(b)	Each director must receive no less than $20,000 of the annual director’s fee in common stock. Stock is granted in full shares which may not equal exactly $20,000. These figures represent the aggregate grant date fair value of stock awards, as calculated in accordance with FASB ASC 718, granted during 2009. For additional information see Note O to the Company’s consolidated financial statements for the year ended December 31, 2009. The total number of shares held under outstanding stock awards by each director as of December 31, 2009, is as follows: L. Michael Bogert — 4,049, James J. Curran — 5,150, Sebastian Edwards — 5,393, Andrew Lundquist — 7,611, Robert E. Mellor — 5,150, John H. Robinson — 5,859, J. Kenneth Thompson — 7,017, and Timothy R. Winterer — 7,208.

(c)	For awards of stock options, the aggregate grant date fair value computed in accordance with FASB ASC 718. The aggregate number of shares subject to outstanding options held by each director as of December 31, 2009, is as follows: L. Michael Bogert — 0, James J. Curran — 13,608, Sebastian Edwards — 0, Andrew Lundquist — 0, Robert E. Mellor — 2,994, John H. Robinson — 4,482, J. Kenneth Thompson — 6,636, and Timothy R. Winterer — 6,175.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

J. KENNETH THOMPSON, Chairman
ROBERT E. MELLOR
SEBASTIAN EDWARDS
JOHN H. ROBINSON

CERTAIN RELATED PERSON TRANSACTIONS

Coeur’s policies and procedures for the review, approval or ratification of related person transactions are set forth in the Policies and Procedures Regarding Related Person Transactions attached to the charter of the Nominating and Corporate Governance Committee, a copy of which is available on our website, www.coeur.com. As more fully explained therein, a related person transaction is a consummated or currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which a related person (i.e., any director or executive officer or nominee for director, or any member of the immediate family of such person) has or will have a direct or indirect material interest. Coeur’s policies and procedures require that the executive officer, director or nominee disclose any such related party transaction to the Nominating and Corporate Governance Committee before, if possible, or as soon as practicable after, the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee becomes aware of the related person transaction. Such executive officer, director or nominee must disclose the particulars of the related party transaction to the Nominating and Corporate Governance Committee, including the identities of the parties, the amount involved in the transaction and the person’s interest in the transaction. The Nominating and Corporate Governance Committee’s decision whether or not to approve or ratify the related person transaction is made in light of the Committee’s determination as to whether consummation of the transaction is believed by the Committee to not be in or have been contrary to the best interests of the Company.

During 2009, the Company paid the firm BlueWater Strategies LLC, a business and government relations consulting and project managing firm of which Andrew Lundquist, a member of the Company’s Board of Directors, is Managing Partner, a total of approximately $120,000 in connection with government relations consulting services primarily relating to our Kensington gold production project in Alaska.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Coeur’s officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Initial Statements of Beneficial Ownership of Securities on Form 3 are required to be filed within ten days after the date on which the person became a reporting person. Statements of Changes of Beneficial Ownership of Securities on Form 4 are generally required to be filed within two business days of a change in beneficial ownership of securities. Based on a review of Forms 3, 4 and 5 furnished to the Company during 2009, each of the following beneficial owners failed to timely file one Form 4 during 2009: Tom Angelos, Donald Birak, K. Leon Hardy, Donald Gray, Kelli Kast, Mitchell Krebs, Luther Russell, Alan Wilder and Dennis Wheeler. Each of these Forms 4 reported one transaction. All of the transactions discussed above were reported on Forms 4 subsequent to the due date for such Forms.

YEAR 2011 SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2011 Annual Meeting must be received by the Company’s Secretary, 505 Front Avenue, Post Office Box I, Coeur d’Alene, Idaho 83816 no later than November 30, 2010 in order for them to be considered for inclusion in the 2011 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s proxy statement relating to that meeting, should submit such proposal to the Company by February 13, 2011. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement.

OTHER MATTERS

Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote the Proxy in accordance with their discretion.

This proxy statement is accompanied by the Company’s 2009 Annual Report to Shareholders, which includes financial statements for the year ended December 31, 2009. The Annual Report is not to be regarded as part of the proxy solicitation materials.

Any shareholder who would like a copy of our 2009 Annual Report on Form 10-K may obtain one, without charge, by addressing a request to the attention of Kelli Kast, Corporate Secretary, Coeur d’Alene Mines Corporation, 505 Front Avenue, P.O. Box I, Coeur d’Alene, Idaho 83816. The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, from our website, www.coeur.com, by clicking on “Investors.”

By order of the Board of Directors,

/s/  Dennis E. Wheeler

DENNIS E. WHEELER
Chairman of the Board

Coeur d’Alene, Idaho
March 30, 2010

ANNEX A

AMENDED AND RESTATED
2003 LONG-TERM INCENTIVE PLAN
OF
COEUR D’ALENE MINES CORPORATION

(Amended and Restated Effective May 11, 2010)

ARTICLE 1.

ESTABLISHMENT, PURPOSE, AND DURATION

1.1  Establishment of the Plan.  Coeur d’Alene Mines Corporation, an Idaho corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.

The Plan became effective May 20, 2003 (the “Effective Date”) and was amended effective May 26, 2009 to reflect adjustments relating to the Company’s one-for-ten reverse stock split of its common stock. The Board approved this amendment and restatement of the Plan on March 1, 2010 to (a) allow awards under the Plan to the Company’s non-employee directors, (b) increase the number of shares available for grant under the Plan and (c) make other administrative changes. This amendment and restatement of the Plan will become effective upon approval by the Company’s stockholders (the date of such approval the “Restatement Effective Date”); provided that if such approval by the Company’s stockholders is not obtained, this amendment and restatement of the Plan shall be void. The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2  Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3  Duration of the Plan.  The Plan commenced as of the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Committee or the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 herein, until the tenth anniversary of the Restatement Effective Date. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

ARTICLE 2.

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

(a) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

(b) “Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards.

(c) “Award Agreement” means either (i) an written agreement or other instrument entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(e) “Board” or “Board of Directors” means the Board of Directors of the Company.

(f) “Cash-Based Award” means an Award granted to a Participant as described in Article 10 herein.

(g) “Cause” means: (i) fraud, misrepresentation, theft, or embezzlement; (ii) intentional violation of laws involving moral turpitude or which is materially injurious to the Company; or (iii) willful and continued failure by the Participant substantially to perform his or her duties with the Company or its subsidiaries (other than failure resulting from the Participant’s incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Participant by the President or the Chairman of the Board of the Company, which demand specifically identifies the manner in which the Participant has not substantially performed his or her duties.

(h) “Change in Control” shall mean any of the following events: (i) any organization, group, or person (“Person”) (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of the Company; or (ii) during any two (2) year period, a majority of the members of the Board serving at the date of approval of this Plan by shareholders is replaced by Directors who are not nominated and approved by the Board; or (iii) the Company shall be combined with or acquired by another company and the Board shall have determined, either before such event or thereafter, by resolution, that a Change in Control will or has occurred; provided, however, that no such determination shall be made if such transaction results in at least 50% of the assets or voting securities of the Company being Beneficially Owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding voting securities of the Company prior to such transaction in substantially the same proportions as their Beneficial Ownership prior to such transaction

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(j) “Committee” means the Compensation Committee of the Board of Directors. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

(k) “Company” means Coeur d’Alene Mines Corporation, an Idaho corporation, and any successor thereto as provided in Article 18 herein.

(l) “Covered Employee” means a Participant who is a “covered employee,” as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

(m) “Director” means any individual who is a member of the Board of Directors of the Company.

(n) “Disabled” If an Award becomes subject to the requirements of Article 13, the term “Disabled” shall be defined as such term is defined under Section 409A of the Code.

(o) “Employee” means any employee of the Company, its Affiliates, and/or its Subsidiaries. Directors who are not otherwise employed by the Company, its Affiliates, and/or its Subsidiaries shall not be considered Employees under this Plan.

Individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are considered to be Employees and may be granted

Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(q) “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of FMV shall be specified in the Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

(r) “Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

(s) “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

(t) “Grant Price” means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

(u) “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

(v) “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

(w) “Non-employee Director” means a Director who is not an Employee.

(x) “Non-employee Director Award” means any Award granted to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

(y) “Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

(z) “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

(aa) “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(bb) “Participant” means an Employee or Non-employee Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

(cc) “Performance-Based Compensation” means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more preestablished, objective performance goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

(dd) “Performance Measures” means measures as described in Article” 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designated to qualify as Performance-Based Compensation.

(ee) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(ff) “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

(gg) “Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.

(hh) “Period of Restriction” means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, at its discretion.

(ii) “Prior Plan” means the Coeur d’Alene Mines Corporation 2005 Non-employee Directors’ Equity Incentive Plan.

(jj) “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8 herein.

(kk) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 herein.

(ll) “Shares” means the Shares of common stock of the Company.

(mm) “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

(nn) “Stock-Based Award” means an Award granted pursuant to the terms of Section 10.5 herein.

(oo) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

(pp) “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

ARTICLE 3.

ADMINISTRATION

3.1  General.  The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

3.2  Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 16, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3  Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates and/or its Subsidiaries, or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate Employees (but not officers and/or Non-employee Directors) of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

ARTICLE 4.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1  Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be four million (4,000,000), plus any Shares subject to outstanding awards under the Prior Plan as of the Effective Date that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares). Any Shares issued pursuant to Options or Stock Appreciation Rights under this Plan shall be counted against this limit on a one-for-one basis and any Shares issued pursuant to Awards under this Plan other than Options or Stock Appreciation Rights shall be counted against this limit as 1.5 shares for every one Share issued pursuant to such Award. Up to four million (4,000,000) of the reserved Shares may be used as ISOs.

For purposes of Section 4.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. Notwithstanding the foregoing, Shares subject to an Award may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares delivered to or withheld by the Company to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Any Shares that again become available for grant pursuant to this Section 4.1 shall be added back as one Share if such shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and as 1.5 Shares if such shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or subject to awards other than options or stock appreciation rights granted under the Prior Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (“Award Limits”) shall apply to grants of such Awards under the Plan:

(a) Options.  The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one Employee shall be sixty thousand (60,000).

(b) SARs.  The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Employee shall be sixty thousand (60,000).

(c) Restricted Stock/ Restricted Stock Units.  The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Employee shall be sixty thousand (60,000) Shares.

(d) Performance Shares/ Performance Units.  The maximum aggregate Award of Performance Shares or Performance Units that an Employee may receive in any one Fiscal Year shall be sixty thousand (60,000) Shares, or equal to the value of sixty thousand (60,000) Shares determined as of the date of vesting or payout, as applicable.

(e) Cash-Based Awards.  The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Employee in any one Fiscal Year may not exceed one million two hundred thousand dollars ($1,200,000) determined as of the date of vesting or payout, as applicable.

(f) Stock Awards.  The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Employee shall be sixty thousand (60,000) Shares.

(g) Non-employee Director Awards.  The maximum aggregate grant with respect to all Awards granted in any one Fiscal Year to any one Non-employee Director shall be six thousand (6,000) Shares.

4.2  Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and other value determinations applicable to outstanding Awards.

Appropriate adjustments shall also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 15 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion, all without further action by the Company’s shareholders.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

5.1  Eligibility.  Individuals eligible to participate in the Plan include all Employees and Non-employee Directors.

5.2  Actual Participation.  Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees and Non-employee Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6.

STOCK OPTIONS

6.1  Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. In addition, ISOs may not be granted following the ten (10) year anniversary of the Board’s adoption of this amendment and restatement, which is May 11, 2020.

6.2  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3  Option Price.  The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, that in no event shall the Option Price be less than one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4  Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

6.5  Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6  Payment.  Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by withholding from the Shares otherwise issuable upon exercise of the Option an number of Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (d) by a combination of (a) and (b); or (e) any other method approved by the Committee in its sole discretion.

The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8  Termination of Employment.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9  Transferability of Options.

(a) Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options.  Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.10  Notification of Disqualifying Disposition.  The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

6.11  Prohibition on Repricing Without Shareholder Approval.  Notwithstanding any provision in this Plan to the contrary, other than in connection with an adjustment under Section 4.2, without the prior approval of the Company’s shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation in exchange for cash, other Awards, or a new Option or SAR at a reduced exercise or base price, by lowering the exercise price of a previously granted Option, or otherwise.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1  Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, that in no event shall the SAR Grant Price be less than one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2  SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3  Term of SAR.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4  Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5  Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6  Payment of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8  Nontransferability of SARs.  Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

7.9  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

7.10  Prohibition on Repricing SARs Without Shareholder Approval.  Notwithstanding any provision in this Plan to the contrary, other than in connection with an adjustment under Section 4.2, without the prior approval of the Company’s shareholders, SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation in exchange for cash, other Awards, or a new Option or SAR at a reduced exercise or base price, by lowering the exercise price of a previously granted SAR, or otherwise.

ARTICLE 8.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1  Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2  Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3  Transferability.  Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5  Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Coeur d’Alene Mines Corporation.

8.6  Voting Rights.  To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7  Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

8.8  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.9  Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9.

PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1  Grant of Performance Shares and Performance Units.  Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2  Value of Performance Shares and Performance Units.  Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/ Performance Units that will be paid out to the Participant.

9.3  Earning of Performance Shares and Performance Units.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/ Performance Units shall be entitled to receive payout on the value and number of Performance Shares/ Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

9.4  Form and Timing of Payment of Performance Shares and Performance Units.  Payment of earned Performance Shares/ Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/ Performance Units at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5  Dividends and Other Distributions.  At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion. Notwithstanding anything herein to the contrary, dividend equivalents in respect of Performance Shares will only be paid to Participants upon the actual attainment of the performance goals to which the corresponding Performance Shares are subject.

9.6  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7  Nontransferability.  Except as otherwise provided in a Participant’s Award Agreement, Performance Shares/ Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such participant.

ARTICLE 10.

CASH-BASED AWARDS AND STOCK-BASED AWARDS

10.1  Grant of Cash-Based Awards.  Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

10.2  Value of Cash-Based Awards.  Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3  Earning of Cash-Based Awards. Subject to the terms of this Plan, the holder of Cash-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

10.4  Form and Timing of Payment of Cash-Based Awards.  Payment of earned Cash-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.5  Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Payment of earned Stock-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.6  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.7  Nontransferability.  Except as otherwise provided in a Participant’s Award Agreement, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 11.

PERFORMANCE MEASURES

Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Earnings per share (actual or targeted growth);

(b) Economic valued added (EVA);

(c) Net income after capital costs;

(d) Net income (before or after taxes);

(e) Return measures (including return on average assets, return on capital, return on equity, or cash-flow return measures);

(f) Stock price (including growth measures and total shareholder return);

(g) Expense targets;

(h) Margins;

(i) Production levels;

(j) Cash cost per ounce of production;

(k) Earnings before interest, tax, depreciation, and amortization;

(l) Capital budget targets;

(m) Budget target measures;

(n) Earnings before interest and taxes (EBIT);

(o) Revenue;

(p) Cash flow (including operating cash flow);

(q) Reserve replacement; and

(r) Resource levels.

Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Performance Measures for Awards that are designed to qualify as Performance-Based Compensation shall be established within the time periods required by Code Section 162(m) and the achievement of such Performance Measures shall be certified by the Committee to the extent required by Code Section 162(m).

Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 12.

BENEFICIARY DESIGNATION

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death the beneficiary shall be the Participant’s estate.

Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 12, the determination of who is a Participant’s beneficiary shall be made under the Participant’s will and applicable state law.

ARTICLE 13.

DEFERRALS AND SHARE SETTLEMENTS

13.1  General.  Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares with respect to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Corporation shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

13.2  Deferral and/or Distribution Elections.  The following rules shall apply to any deferral and/or distribution elections (“Elections”) that may be permitted or required by the Committee to be made in regard to an Award:

(a) All Elections must be in writing and specify the amount of the Award being deferred, as well as the time and form of distribution as permitted by this Plan;

(b) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award would otherwise be granted to the individual; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A of the Code, then the deferral election can be made no later than six (6) months prior to the end of the performance period; and

(c) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election with respect to an Award granted in the future, must be made prior to the beginning of the calendar year for which such Election is to be effective.

13.3  Subsequent Elections.   This Plan permits a subsequent election to delay the distribution or change the form of distribution of an Award deferred pursuant to Section 13.2; however, such subsequent election shall comply with the following requirements:

(a) Such subsequent election may not take effect until at least twelve (12) months after the date on which the subsequent election is made;

(b) In the case of a subsequent election related to a distribution of an award not described in Sections 13.4(b), 13.4(c), or 13.4(f), such subsequent election must result in a delay of distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c) Any subsequent election related to a distribution pursuant to Section 12.5(d) shall not be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

13.4  Distributions Pursuant to Deferral Elections.  Any Award deferred under this Plan (and subject to the 409A rules) may not be distributed earlier than:

(a) The Participant’s separation from service (as determined by the Secretary of the United States Treasury);

(b) The date the Participant becomes Disabled;

(c) Death;

(d) A specified time (or pursuant to a fixed schedule) specified in the Election as of the date of the deferral of such Award;

(e) To the extent provided by the Secretary of the United States Treasury, a change in control as defined under Code Section 409A; or

(f) The occurrence of an “Unforeseeable Emergency” as defined under Code Section 409A.

Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) of the Company, no distribution pursuant to Section 12.5(a) of any deferred amounts may be made before six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

13.5  Unforeseeable Emergency.  The Committee shall have the authority to alter the timing or manner of payment of deferred amounts in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). Furthermore, to the extent the Committee agrees an Unforeseeable Emergency has occurred for a Participant, the Committee may, in its sole discretion:

(a) Authorize the cessation of deferrals by such Participant under this Plan; or

(b) Provide that, subject to the above requirements, all, or a portion, of any previous deferrals by the Participant shall immediately be paid in a lump-sum payment; or

(c) Provide for such other payment schedule as deemed appropriate by the Committee under the circumstances

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the payment of deferrals to the Participant shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

13.6  Disabled.

(a) A Participant may elect one or both of the following forms of distribution for his or her deferral(s) distributable by reason of the Participant becoming Disabled: (i) a single distribution, or (ii) a distribution in approximately equal annual installments over a period of either five (5) or ten (10) years. The deferral(s) of a Participant who fails or refuses to elect a method of distribution upon becoming Disabled shall be paid in a single sum.

(b) A distribution payable by reason of a Participant becoming Disabled shall be paid (in the case of a single distribution) or commence to be paid (in the case of annual installments) as soon as practicable following the date the Participant becomes Disabled.

13.7  Death.  If a Participant dies before complete distribution of his or her deferral(s) under this Plan has occurred, the Participant’s undistributed deferrals shall commence to be distributed to his or her beneficiary under the distribution method for death elected by the Participant as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. The deferral(s) of a Participant who fails or refuses to elect a method of distribution upon death shall be paid in a single distribution.

13.8  No Acceleration of Distributions.  Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan, except as provided by Section 409A of the Code and/or the Secretary of the United States Treasury.

ARTICLE 14.

RIGHTS OF PARTICIPANTS

14.1  Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

For purposes of the Plan, transfer of employment of a Participant between the Company, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant’s Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant’s employment is terminated with the spun-off company.

14.2  Participation.  No Participant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3  Rights as a Shareholder.  A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 15.

CHANGE IN CONTROL

Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a) Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment is terminated for any other reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR;

(b) Any Period of Restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested;

(c) The target payout opportunities attainable under all outstanding Awards which are subject to achievement of any of the Performance Measures specified in Article 11, or any other performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been earned as of the effective date of the Change in Control, and such Awards treated as follows:

(i) The vesting of all such Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash.

(ii) All such Awards denominated in cash shall be paid pro rata to Participants with the proration determined as a function of the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

(d) Subject to Article 16, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

ARTICLE 16.

AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

16.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 6.11, the Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

16.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

16.3  Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 17.

WITHHOLDING

17.1  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

17.2  Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV of a Share on the date the tax is to be determined equal to the tax that could be imposed on the transaction, except that the amount of tax shall not exceed the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 18.

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19.

GENERAL PROVISIONS

19.1  Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

19.2  Legend.  The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

19.3  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.4  Investment Representations.  The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

19.5  Employees Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.5 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

19.6  Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.7  Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

19.8  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

ARTICLE 20.

LEGAL CONSTRUCTION

20.1  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.2  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.4  Securities Law Compliance.  The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.5  Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Idaho, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Idaho, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time on Monday, May 10, 2010. INTERNET http://www.proxyvoting.com/cde Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Fulfillment 71865 71946 FOLD AND DETACH HERE Please mark your votes as indicated in this example X FOR WITHHOLD FOR ALL 1. To elect nine directors to one year terms ALL FOR ALL EXCEPT FOR AGAINST ABSTAIN expiring at the 2011 annual meeting. Nominees: 2. To adopt an amendment and restatement of the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan. 01 L. Michael Bogert 06 John H. Robinson 02 James J. Curran 07 J. Kenneth Thompson 3. To ratify the appointment of KPMG LLP as the Company’s 03 Sebastian Edwards 08 Timothy R. Winterer independent registered public accounting firm. 04 Andrew Lundquist 09 Dennis E. Wheeler 05 Robert E. Mellor 4. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write that nominee’s name in the space provided below.) THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF ITEMS 2 AND 3, AND OTHERWISE IN THE DISCRETION OF THE APPOINTED PROXY. This proxy will be governed by and construed in accordance with the laws of the State of Idaho and applicable federal securities laws. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Coeur d’Alene Mines Corporation account online. Access your Coeur d’Alene Mines Corporation account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Coeur d’Alene Mines Corporation, now makes it easy and convenient to get current information on your shareholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-359-8554 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 11, 2010. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.proxyvoting.com/cde FOLD AND DETACH HERE REVOCABLE PROXY Proxy Solicited on behalf of the Board of Directors Coeur d’Alene Mines Corporation Annual Meeting of Shareholders on Tuesday, May 11, 2010, 9:30 A.M., local time The undersigned appoints Dennis E. Wheeler or, in his absence, Mitchell J. Krebs, as proxy with full power of substitution, and authorizes him to represent and to vote on behalf of the undersigned all shares of common stock of Coeur d’Alene Mines Corporation at the Annual Meeting of Shareholders to be held on Tuesday, May 11, 2010, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) Fulfillment 71865 71946